                           OEC MEDICAL SYSTEMS, INC.
                           384 WRIGHT BROTHERS DRIVE
                           SALT LAKE CITY, UTAH 84116

April 25, 1996

TO OUR STOCKHOLDERS:

    You are invited to attend the Annual Meeting of Stockholders of OEC Medical System, Inc. (the "Company"), which will be held at 10:00 a.m. on Tuesday, June 11, 1996, at the Little America Hotel, 500 South Main, Salt Lake City, Utah.

    At this important meeting, you will be asked to vote on the election of directors, an amendment to the 1990 Stock Option/Stock Purchase Plan, an amendment to the 1993 Employee Incentive Stock Acquisition Plan, and to ratify the selection of Deloitte & Touche LLP as the Company's accountants. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO THE STOCKHOLDERS OF THE COMPANY THAT THEY VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS, FOR THE AMENDMENT TO THE 1990 STOCK OPTION/STOCK PURCHASE PLAN, FOR THE AMENDMENT TO THE 1993 EMPLOYEE INCENTIVE STOCK ACQUISITION PLAN AND FOR THE RATIFICATION OF THE COMPANY'S SELECTION OF DELOITTE & TOUCHE LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

    Your vote is important to the Company. Whether or not you plan to attend the meeting, please return a completed proxy card in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

    We look forward to seeing you at the meeting.

                                          Sincerely,

                                                     [SIGNATURE]
                                          Ruediger Naumann-Etienne
                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                           OEC MEDICAL SYSTEMS, INC.
                           384 WRIGHT BROTHERS DRIVE
                           SALT LAKE CITY, UTAH 84116

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1996

                            ------------------------

    The Annual Meeting of the Stockholders of OEC Medical Systems, Inc. (the "Company") will be held at 10:00 a.m. MDT on Tuesday, June 11, 1996, at the Little America Hotel, 500 South Main, Salt Lake City, Utah for the following purposes:

 1. TO ELECT FIVE DIRECTORS OF  THE COMPANY. MANAGEMENT'S NOMINEES FOR  ELECTION
    ARE   GREGORY  K.   HINCKLEY,  BENNO  P.   LOTZ,  ALLAN   W.  MAY,  RUEDIGER
    NAUMANN-ETIENNE AND CHASE N. PETERSON.

 2. TO APPROVE AN AMENDMENT TO THE 1990 STOCK OPTION/STOCK PURCHASE PLAN (THE "1990 PLAN") TO (I) INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE 1990 PLAN BY AN ADDITIONAL 500,000 SHARES, (II) ALLOW NON-EMPLOYEE BOARD MEMBERS TO RECEIVE DISCRETIONARY OPTION GRANTS AND STOCK AWARDS UNDER THE 1990 PLAN, (III) ALLOW NON-EMPLOYEE BOARD MEMBERS TO PARTICIPATE IN THE AUTOMATIC OPTION GRANT PROGRAM, WHETHER OR NOT THEY HAVE PREVIOUSLY BEEN IN THE COMPANY'S EMPLOY, AND (IV) IMPOSE A LIMIT ON THE MAXIMUM NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ANY ONE PARTICIPANT IN THE 1990 PLAN MAY RECEIVE PER CALENDAR YEAR.

 3. TO APPROVE AN AMENDMENT TO THE 1993 EMPLOYEE INCENTIVE STOCK ACQUISITION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN BY AN ADDITIONAL 100,000 SHARES.

 4. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

 5. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

    Stockholders of record at the close of business on April 12, 1996 will receive this notice and are entitled to vote at the meeting.

    PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                               [SIGNATURE]
                                          Allan W. May
                                          SECRETARY

Dated: April 25, 1996

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                           OEC MEDICAL SYSTEMS, INC.
                           384 WRIGHT BROTHERS DRIVE
                           SALT LAKE CITY, UTAH 84116

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1996

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of OEC Medical Systems, Inc. ("OEC" or the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held on June 11, 1996, at 10:00 a.m., Mountain Daylight Time, at the Little America Hotel, 500 South Main, Salt Lake City, Utah or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the Proxy were first mailed to stockholders on or about April 25, 1996. A copy of the Company's Annual Report to Stockholders for 1995 accompanies this Proxy Statement.

    The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Proxy and any additional soliciting material furnished to stockholders, will be borne by OEC. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses. The Company has employed Chemical Mellon Shareholder Services, a proxy solicitation firm, to solicit proxies. The amounts to be paid to such proxy solicitation firm are not expected to exceed $15,000. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for any such services.

    The Company's principal executive offices are located at 384 Wright Brothers Drive, Salt Lake City, Utah 84116.

                                 VOTING RIGHTS

    The close of business on April 12, 1996 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of that date, OEC had outstanding 12,887,862 shares of Common Stock. All of the outstanding shares of Common Stock on the Record Date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at this meeting will have one vote for each share so held on the matters to be voted upon, including voting on the election of directors.

                             REVOCATION OF PROXIES

    Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive offices as set forth above an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with specifications on the enclosed proxy. If no such specifications are made, proxies will be voted FOR the election of the five nominees for director, FOR the amendment to the 1990 Stock Option/Stock Purchase Plan, FOR the amendment to the 1993 Employee Incentive Stock Acquisition Plan, and FOR the ratification of

Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1996. Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                 PROPOSAL NO. 1
                      NOMINATION AND ELECTION OF DIRECTORS

    Five directors are to be elected at the 1996 Annual Meeting, each to serve until the next annual meeting of stockholders and until his successor shall be elected and qualified, or until his earlier death, resignation or removal. The five candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

    If any nominee is not available for election (a contingency the Company does not now foresee) it is the intention of the Board of Directors to recommend the election of a substitute nominee, and proxies in the accompanying form will be voted for the election of any substitute nominee, unless authority to vote such proxies in the election of directors has been withheld. Unless you request on your proxy form that voting of your proxy be withheld for any one or more of the following nominees for director, your proxy will be voted for the election of the five nominees listed below.

    A shareholder proposal was made and withdrawn and the company agreed to reaffirm its commitment to identify and consider all qualified candidates for director. OEC has a strong commitment to diversity at all levels throughout the Company, including Board of Directors. As opportunities arise, consistent with the past practices of OEC, the board will actively seek and consider all candidates, including women and members of racial and ethnic minority groups, who can contribute the type of background, business experience and demonstrated effectiveness that will assist us in satisfying the business needs of the Company at the time of appointment.

INFORMATION WITH RESPECT TO NOMINEES

    The names of and certain information with respect to the persons nominated by the Board of Directors for election as directors are included below.

               NAME                      AGE                   POSITION AND OTHER INFORMATION
- -----------------------------------      ---      ---------------------------------------------------------
Gregory K. Hinckley                          49   Director
Benno P. Lotz                                65   Director
Allan W. May                                 48   Director
Ruediger Naumann-Etienne                     49   Chairman of the Board, President, and Chief Executive
                                                   Officer
Chase N. Peterson                            66   Director

    Gregory K. Hinckley has been Senior Vice President and Chief Financial Officer of VLSI Technology, Inc., since 1992. VLSI is a semiconductor company with $700 million in revenues. From 1989 to 1991, he was Vice President and Chief Financial Officer of Crowley Maritime Corporation, and from 1983 until 1989 he was the Chief Financial Officer of Bio-Rad Laboratories, Inc. He is also a director of Advanced Molecular Systems, Inc. He has been a director of the Company since June 1995.

    Benno P. Lotz is a self-employed management consultant. From 1976 to 1983, he was President and Chief Executive Officer of Orthopedic Equipment Company, Inc. In 1983, when that entity became a subsidiary of the Company's predecessor, Diasonics, Inc., he was named Chairman and General Manager, a position which he held until his retirement in 1991. He has been a director of the Company since March 1995.

    Allan May has been Senior Vice President, Strategic Development, and General Counsel and Secretary of the Company since November 1994; he held various positions with the Company's predecessor, Diasonics, Inc. from March 1989 to September 1993. He was Senior Vice President, Business Development, and General Counsel, and Secretary of Diasonics Utrasound, Inc. from October 1993 through October 1994. Mr. May served as Chief Operating Officer of Tigera Group, Inc. (formerly Fortune Systems Corporation) from 1987 to 1988. He has been a director of the Company since February 1994.

    Ruediger Naumann-Etienne was appointed President and Chief Executive Officer in February 1995. He has been a director of the Company since January 1989, and was named Chairman of the Board in September 1993. He was President and Chief Operating Officer of the Company from December 1987 to July 1990 and Executive Vice President and Chief Financial Officer from April 1984 to September 1988. He has also been Managing Director of Intertec from July 1990.

    Chase N. Peterson, M.D. has been Professor of Internal Medicine (Clinical) at the University of Utah since 1983 and Professor of Family and Preventive Medicine (Clinical) since 1991. He was President of the University of Utah from 1983 through 1991. He is a graduate of Harvard College and Harvard Medical School. He has been a Director of the Company since October 1993.

    COMMITTEES OF THE OEC BOARD. During 1995, there were six meetings of the Board of Directors of the Company. OEC has standing Audit, Nominations and Compensation Committees. The Audit Committee, currently consisting of Messrs. Hinckley, Lotz, and Peterson, recommends to the Board, subject to stockholder approval, the engagement of the independent auditors and reviews the independence of the auditors and the scope and results of OEC's procedures for the adequacy of its system of internal accounting controls. The Nominations Committee, currently consisting of Messrs. May and Peterson, selects and nominates to the Board nominees for election as directors. The Compensation Committee, currently consisting of Messrs. Hinckley and Peterson, reviews and recommends to the Board the remuneration arrangements for senior management of OEC, administers its compensation and employee benefit plans and administers the Company's Stock Plan and the Employee Incentive Stock Acquisition Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2
        APPROVAL OF THE 1990 STOCK OPTION/STOCK PURCHASE PLAN AMENDMENT

    The stockholders are being asked to approve an amendment to the Company's 1990 Stock Option/ Stock Purchase Plan (the "1990 Plan") which will (i) increase the number of shares of Common Stock authorized for issuance under the 1990 Plan by an additional 500,000 shares, (ii) extend the eligibility provisions of the 1990 Plan to allow non-employee members of the Board of Directors (other than those serving on the Compensation Committee) to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Purchase Programs in effect under the 1990 Plan, (iii) allow non-employee Board members to participate in the Automatic Option Grant Program, whether or not they have previously been in the employ of the Company (or any affiliated or predecessor Company), and (iv) limit the maximum number of shares of Common Stock for which any one individual may receive stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1990 Plan to 150,000 shares per calendar year, except that such limit will be increased to 250,000 for the calendar year in which such individual receives his or her initial stock option grant or direct stock issuance under the 1990 Plan. The affirmative vote of a majority of the Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment.

    The purpose of the 500,000-share increase is to assure that a sufficient reserve of Common Stock will be available under the 1990 Plan to allow the Company to continue to attract and retain the services of key individuals essential to the Company's long-term growth and success through equity incentives made in the form of stock option grants or direct stock issuances. The amendment to the eligibility provisions of the Discretionary Option Grant and Stock Purchase Programs to allow non-employee Board members to participate in those programs will provide the Company with additional flexibility in utilizing equity incentives as a vehicle to attract and retain the services of non-employee Board members. The elimination of the prior employment restriction upon participation in the Automatic Option Grant Program will allow all present and future non-employee Board members to receive equity awards under that incentive program. The limitation on the maximum number of shares for which any one individual may be granted stock options or direct stock issuances per calendar year will assure that any compensation deemed paid to the Company's executive officers in connection with their exercise of any options granted under the 1990 Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation per covered individual on the federal income tax deductibility of compensation paid by the Company to certain executive officers.

    The following is a summary of the principal features of the 1990 Plan, together with the applicable tax and accounting implications, which will be in effect if the amendment in the 1990 Plan is approved by the stockholders. This summary, however, does not purport to be a complete description of all the provisions of the 1990 Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's executive offices in Salt Lake City, Utah.

    The 1990 Plan was originally adopted by the Board of Directors on April 16, 1990 and approved by the stockholders at the 1990 Annual Meeting held on June 4, 1990. The 1990 Plan was subsequently amended (i) in 1991 to implement an automatic option grant program for non-employee Board members, and that amendment was approved by the stockholders at the 1991 Annual Meeting held in June 1991, and (ii) in 1993 to increase the number of shares available in the plan by 1,000,000, and that amendment was approved by the stockholders at the 1993 Annual Meeting held on September 17, 1993. The amendments to the 1990 Plan for which stockholder approval is sought under this Proposal were adopted by the Board on June 8, 1995 and March 26, 1996.

    The 1990 Plan is divided into three (3) separate components:

        (i) the Discretionary Option Grant Program pursuant to which employees (including officers), non-employee Board members (other than those at the time serving on the Compensation Committee) and consultants may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price equal to the fair market value of the option shares on the grant date;

        (ii) the Automatic Option Grant Program pursuant to which option grants will automatically be made at periodic intervals to non-employee Board members to purchase shares of Common Stock at an exercise equal to the fair market value of the option shares on the grant date; and

       (iii) the Stock Purchase Program pursuant to which eligible employees (including officers), non-employee Board members (other than those at the time serving on the Compensation Committee) and consultants may, in the Plan Administrator's discretion, be granted short term rights (generally not to remain outstanding for more than thirty (30) days) to purchase shares of Common Stock at a price not less than the fair market value of the shares at the time of issuance.

    The options granted under the Discretionary Option Grant Program may be either incentive stock options ("Incentive Options") designed to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code or non-statutory options which are not entitled to such treatment. All grants under the Automatic Option Grant Program will be non-statutory options.

    ISSUABLE SHARES. The maximum number of shares of Common Stock authorized for issuance over the term of the 1990 Plan may not exceed 3,693,303 shares, including the 500,000-share increase for which stockholder approval is sought under this Proposal. However, not more than 2,560,659 shares may be issued under the 1990 Plan after March 31, 1996. The shares of Common Stock issuable under the 1990 Plan may be drawn from shares of the Company's authorized but previously unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased on the open market and held as treasury shares. In no event, however, may any one participant in the 1990 Plan receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 150,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1996 calendar year, except that such limit will be increased to 250,000 shares for the calendar year in which such individual receives his or her initial stock option grant or direct stock issuance under the 1990 Plan.

    The shares of Common Stock subject to any outstanding options which expire or terminate prior to exercise (including options canceled in accordance with the cancellation-regrant provisions of the 1990 Plan) may become the subject of subsequent option grants or direct stock issuances under the 1990 Plan. However, shares subject to any options cashed out in accordance with the Change in Control provisions described below and all shares issued under the 1990 Plan, whether or not repurchased by the Company pursuant to its repurchase rights under the 1990 Plan, will reduce on a one-for-one basis the number of shares available for subsequent issuance under the 1990 Plan.

    ADMINISTRATION. Both the Discretionary Option Grant Program and the Stock Purchase Program will be administered by one or more committees (collectively, the "Committee"). Each Committee will be comprised of two or more non-employee Board members appointed by the Board and will as Plan Administrator have complete discretion, within the scope of its jurisdiction under the 1990 Plan, to determine which eligible individuals are to receive option grants, stock appreciation rights or purchase rights, the number of shares subject to each such grant or right, the status of any granted option as either an Incentive Option or a non-statutory option, the vesting schedule (if any) to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

    As of March 31, 1996, the Compensation Committee of the Board serves as the sole Plan Administrator of the 1990 Plan.

    ELIGIBILITY. Employees (including officers), non-employee Board members (other than those at the time serving on the Compensation Committee), including non-employee Board members who have previously been in employee status with the Company (or its predecessor), and independent consultants and advisors of the Company or any subsidiary corporation are eligible to participate in the Discretionary Option Grant and Stock Purchase Programs in effect under the 1990 Plan. Non-employee Board members (including those serving on the Compensation Committee) will also be eligible to participate in the Automatic Option Grant Program. As of March 31, 1996, approximately 500 individuals (including 6 executive officers and 1 non-employee Board member) were eligible to participate in the Discretionary Option Grant and Stock Purchase Programs, and 3 non-employee Board members were eligible to receive option grants under the Automatic Option Grant Program.

    PRICE AND EXERCISABILITY. The exercise price per share of Common Stock subject to option grants made under the Discretionary Option Grant Program may not be less than the fair market value of such Common Stock on the grant date. The purchase price of any shares of Common Stock issued under the Stock Purchase Program may not be less than the fair market value of those shares on the issue date. The exercise or purchase price is generally payable in cash. However, the exercise price of any outstanding option may also be paid in shares of Common Stock upon the exercise of the option or purchase right. Such price may also be paid through a same-day sale program, pursuant to which the purchased shares are immediately sold and a portion of the sale proceeds are applied to the payment of the purchase price. For employees of the Company or its subsidiaries, the exercise or purchase price may also, with the Plan Administrator's approval, be paid with a promissory note to become due and payable upon such terms and conditions as the Plan Administrator may establish.

    Options granted under the Discretionary Option Grant Program may be immediately exercisable for the full number of shares purchasable thereunder or may become exercisable in cumulative increments over a period of months or years or upon attainment of specified performance objectives as determined by the Plan Administrator. No option granted under the 1990 Plan may have a maximum term in excess of ten (10) years.

    VALUATION. For purposes of establishing the option exercise or stock purchase price and for all other valuation purposes under the 1990 Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date, as quoted on the New York Stock Exchange. If there is no reported selling price for such date, then the closing selling price for the last previous date for which such quotation exists will be determinative of fair market value. On March 29, 1996, the fair market value per share of Common Stock was $11.75 the closing selling price per share on that date on the New York Stock Exchange.

    TERMINATION OF SERVICE. If an optionee ceases to remain in the Company's service for any reason other than death or permanent disability, the optionee will have a limited period, not to exceed ninety (90) days following such cessation of service, in which to exercise his or her outstanding options for any vested shares for which those options are exercisable at the time of such cessation of service. The Plan Administrator will have complete discretion, exercisable either at the time of the option grant or at any time while the option remains outstanding, to accelerate the exercisability of such option with respect to one or more subsequent installments for which the option would otherwise have become exercisable had the optionee's cessation of service not occurred.

    In the event of the optionee's death or permanent disability while in the Company's service, the option may be exercised for any vested shares for which the option is exercisable on the date of the optionee's cessation of service. Such exercise must be effected prior to the earlier of (i) twelve months (or such shorter period as the Plan Administrator may have specified in the option agreement) after the date of the optionee's death or permanent disability or
(ii) the specified expiration date of the option term.

    The Plan Administrator has the authority to extend the period of time for which one or more options may remain outstanding after the optionee's cessation of service from the period designated in the agreements evidencing such options to such longer period as the Plan Administrator may deem appropriate under the circumstances. However, in no event may the exercise period for an outstanding option be extended beyond the specified expiration date of the option term.

    The Company will have the right to repurchase, at the original purchase price, any unvested shares, whether issued under the Discretionary Option Grant or Stock Purchase Program, which are held by the plan participant at the time of his or her cessation of service with the Company. However, the Plan Administrator will have full power and authority to accelerate the vesting of any or all of such shares at the time of such cessation of service.

    For purposes of both the Discretionary Option Grant and Stock Purchase Programs, a plan participant will be deemed to continue in the Company's service for so long as such individual renders periodic services to the Company or any subsidiary, whether as an employee, non-employee board member or independent consultant.

    STOCKHOLDER RIGHTS AND ASSIGNABILITY OF OPTIONS AND PURCHASE RIGHTS. No optionee will have any stockholder rights with respect to the option shares until that individual has exercised the option and paid the exercise price for the purchased shares. Individuals who acquire shares of Common Stock pursuant to purchase rights granted under the Stock Purchase Program will have full stockholder rights with respect to those shares (including voting and dividend rights), whether or not those shares are vested.

    Options and purchase rights granted under the 1990 Plan are not assignable or transferable other than by will or the laws of inheritance following the holder's death, and each such option or purchase right may only be exercised by the individual to whom granted, while that individual is alive.

    ACCELERATED VESTING. Upon the occurrence of a Change of Control, there will be (i) immediate vesting of all unvested shares which have been outstanding under the 1990 Plan for a period of at least six (6) months, whether such shares have been issued under the Discretionary Option Grant or Stock Purchase Program, and (ii) immediate acceleration in full of all options which have been outstanding under the Discretionary Option Grant Program for a period of at least six (6) months.

    A Change of Control will be deemed to occur upon:

        (1) the consummation of any transaction approved by the stockholders in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the Company's assets other than in the ordinary course of business;

        (2) the first date on which one or more contested elections for Board membership results in less than two thirds of the Board members being comprised of individuals (a) who were members of the Board on a date three
    (3) years prior to the date of the first such contested election for Board membership or (b) who were elected or nominated for election as Board members by the affirmative vote of at least a majority of those Board members described in clause (a) who were still in office as of the date the Board approved such election or nomination;

        (3) the acquisition by any person or related group of persons, other than any such group which includes the Company, of (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer which the Board does not recommend that the stockholders accept or (B) 50% or more of the outstanding Common Stock in a single transaction or a series of related transactions; or

        (4) any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation, except for a transaction the principal purpose of which is to change the Company's state of incorporation.

    Any  option accelerated upon a Change of  Control event (other than a clause
(4) event) will remain exercisable for a period of thirty (30) days following such event (or for such extended period as determined by the Plan Administrator in its sole discretion, exercisable either at the time of the grant of such option or at any time prior to the occurrence of such event).

    The acceleration of options and the vesting of shares under the 1990 Plan upon such a Change of Control may be seen as an anti-takeover provision and may have the effect of discouraging a proposal for merger, a takeover attempt or other efforts to gain control of the Company.

    The Plan Administrator will also have the discretionary authority to grant one or more optionees the right to surrender their options upon a Change of Control in return for a cash payment from the Company equal to the difference between the exercise price in effect under each surrendered option and the amount which a holder of the number of shares subject to the surrendered option would have received for those shares in connection with the Change of Control.

    TAX WITHHOLDING. One or more participants in the Discretionary Option Grant or Stock Purchase Program may, upon such terms and conditions as the Plan Administrator deems appropriate, be granted the right to have the Company withhold, from the shares otherwise issuable under any exercised option or purchase right, one or more of those shares with an aggregate fair market value equal to all or part of the federal and state income and employment taxes incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more participants may also be granted the right to deliver existing shares of Common Stock in satisfaction of such taxes.

    CANCELLATION/REGRANT. The Plan Administrator has the authority to effect, from time to time, the cancellation of outstanding options under the Discretionary Option Grant Program in return for the grant of new options for the same or different number of option shares with an exercise price per share equal to the fair market value of the Common Stock on the new grant date.

    AUTOMATIC OPTION GRANT PROGRAM. Under the amended Automatic Option Grant Program, each individual who is first appointed or elected as a non-employee Board member at any time after the 1996 Annual Stockholders' Meeting will automatically be granted, at the time of such initial appointment or election, an option to purchase 5,000 shares of Common Stock. Each individual who (i) is re-elected as a non-employee Board member at one or more Annual Stockholders' Meeting beginning with the 1996 Annual Meeting will automatically be granted, on the date of each such Annual Meeting at which he or she is so re-elected, an option to purchase 5,000 shares of Common Stock. However, no non-employee Board member may be granted options under the Automatic Option Grant Program for more than 15,000 shares in the aggregate during his or her period of continued Board service, and no non-employee Board member may receive his or her first annual 5,000-share automatic option grant until he or she has served on the Board for at least six (6) months.

        Each option grant under the automatic grant program will be subject to the following additional terms and conditions:

        (i) The option price per share will not be less than 100% of the fair market value per share of Common Stock on the grant date.

        (ii) Each option is to have a maximum term of ten (10) years, measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service.

       (iii) Each automatic option grant will become exercisable in three (3) successive equal annual installments upon the optionee's completion of each year of Board service over the three (3)-year period measured from the grant date.

       (iv) Each  automatic  grant will  remain  exercisable  for up  to  a  six
    (6)-month period following the optionee's termination of Board service or for up to a one-year period following the optionee's death if he or she dies while serving as a Board member or within six (6) months after cessation of such Board service. During the applicable period, the option may be exercised for any or all of the shares for which the option is exercisable at the time of the optionee's cessation of Board service.

        (v) The option will become immediately exercisable for all of the option shares upon the occurrence of a Change of Control (as defined above), provided that the option has been outstanding under the program for at least six (6) months.

       (vi) Upon the successful completion of a hostile tender offer for 40% or more of the outstanding Common Stock, the non-employee Board member will have the unconditional right to surrender any automatic grant held for at least six (6) months for a cash distribution from the Company equal to the excess of (i) the takeover price of the number of shares subject to the surrendered option, whether or not the option is at the time exercisable for any or all of those shares, over (ii) the aggregate option price payable for such shares. For purposes of such calculation, the takeover price per share of Common Stock subject to the surrendered option will be deemed to be equal to the greater of (A) the fair market value of such shares on the option surrender date (as determined in accordance with the normal valuation provisions of the 1990 Plan) or (B) the highest reported price per share paid by the tender offeror in acquiring the Common Stock.

       (vii) The remaining terms and conditions of the option will in general conform to the terms described above for grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

    CHANGE IN CAPITAL STRUCTURE. In the event any change is made to the outstanding Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1990 Plan, (ii) the maximum number and/or class of securities for which any one individual may receive stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1990 Plan per calendar year, (iii) the number and/or class of securities and price per share in effect under each outstanding option and (iv) the number and/or class of securities per non-employee Board member for which option grants will subsequently be made under the Automatic Option Grant Program and the maximum number and/or class of securities issuable per non-employee Board member over his or her period of continued Board service.

    STOCK AWARDS. The table below shows, as to each of the Named Officers in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1990 Plan during the period beginning January 1, 1995 and ending March 31, 1996, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                                                               OPTIONS GRANTED    WEIGHTED AVERAGE
NAME                                                                          (NUMBER OF SHARES)   EXERCISE PRICE
- ----------------------------------------------------------------------------  ------------------  ----------------
David J. Rose...............................................................          --                 --
Ruediger Naumann-Etienne....................................................         100,000         $     5.75
Randy W. Zundel.............................................................          70,000         $     5.75
Gary N. Kilman..............................................................          50,000         $     5.75
Larry E. Harrawood..........................................................          60,000         $     5.75
Barry K. Hanover............................................................          50,000         $     5.75
Allan W. May................................................................          50,000         $     5.75
All executive officers as a group...........................................         380,000         $     5.75
Gregory K. Hinckley, Director...............................................           5,000         $    7.375
Benno P. Lotz, Director.....................................................           5,000         $    7.375
Chase Peterson, Director....................................................           5,000         $    7.375
All non-employee directors as a group.......................................          15,000         $    7.375
All employees, including current officers who are not executive officers as
 a group....................................................................         389,880         $     6.65

    As of March 31, 1996, options covering 1,737,767 shares of Common Stock were outstanding under the 1990 Plan, 822,892 shares remained available for future option grant and direct issuance (inclusive of the 500,000-share increase for which stockholder approval is sought under this Proposal) and 1,132,644 shares have been issued under the 1990 Plan.

    AMENDMENT AND TERMINATION. The Board may amend or modify the 1990 Plan at any time; however, no such amendment may, without the approval of stockholders,
(i) materially increase the benefits accruing to participants or modify the class of individuals eligible for participation or (ii) materially increase the number of shares available for issuance, except in the event of certain changes to the Company's capital structure. Amendments to the Automatic Option Grant Program may not be made at intervals more frequently than once every six (6) months, except in certain limited circumstances. The 1990 Plan will terminate on December 31, 1999, unless sooner terminated by the Board.

    FEDERAL TAX CONSEQUENCES. Options granted under the 1990 Plan may be either Incentive Options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

    For federal income tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two
(2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

    Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to a business expense deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of Common Stock under a non-statutory option. These special provisions may be summarized as follows:

        (a) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the Company's repurchase right lapses with respect to those shares over (ii) the exercise price paid for the shares.

        (b) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

    The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

    STOCK ISSUANCES. The tax treatment of direct stock issuances under the 1990 Plan will depend upon whether the shares are vested or unvested at the time of issuance.

    VESTED SHARES. To the extent the participant is issued vested shares under the Stock Purchase Program, the individual must report as ordinary income in the year of issuance an amount equal to the excess of (i) the fair market value of those vested shares on the issue date over (ii) the aggregate purchase price paid for such shares in the form of cash or promissory notes.

    UNVESTED SHARES. The tax treatment applicable to the acquisition of unvested shares under the Stock Purchase Program will be the same as that summarized above for the acquisition of unvested shares upon the exercise of a non-statutory option.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of Incentive Option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

    ACCOUNTING TREATMENT. Under current accounting principles, neither the grant nor the exercise of options with an exercise price equal to the fair market value of the option shares on the grant date will result in any charge to the Company's earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    STOCKHOLDER APPROVAL. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented and entitled to vote at the 1996 Annual Meeting is required for approval of the amendment to the 1990 Plan. Should such stockholder approval not be obtained, then any options granted on the basis of the 500,000-share increase which forms part of the amendment will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase. In addition, without such stockholder approval, the non-employee Board members will not be eligible to receive any option grants or direct stock issuances under the Discretionary Option Grant or Stock Purchase Program, and any stock options or purchase rights granted under those programs to non-employee Board members will terminate without ever becoming exercisable for the shares subject to those options or rights. Individuals who previously have been in the employ of the Company (or any affiliated or predecessor company) will also remain ineligible to participate in the Automatic Option Grant Program during their period of non-employee Board service. However, the 1990 Plan will continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the 1990 Plan prior to the recent amendment for which stockholder approval is sought under this Proposal until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants and direct stock issuances made under the 1990 Plan.

    The Board of Directors believes that option grants under the 1990 Plan play an important role in the Company's efforts to attract and retain the services of individuals of outstanding ability who are essential to the Company's long-term financial success. Accordingly, the Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the 1990 Plan.

    NEW PLAN BENEFITS. No option grants or direct stock issuances have been granted to date on the basis of the 500,000-share increase to the 1990 Plan which forms part of the amendment for which the stockholder approval is sought pursuant to this Proposal. However, Mr. Benno Lotz was granted an option for 5,000 shares of Common Stock under the Discretionary Option Grant Program on June 8, 1995 which is subject to stockholder approval of this Proposal. The option has an exercise price of $7.375 per share and a maximum term of ten (10) years, subject to earlier termination following Mr. Lotz's cessation of service with the Company. The option will become exercisable for the option shares in three successive equal installments upon Mr. Lotz's completion of each year of Board service over the three-year period measured from the grant date. The remaining terms and conditions of such grant are as summarized above for all option grants made under the Discretionary Option Grant Program. However, the option will immediately terminate without ever becoming exercisable for any of the option shares should the stockholders not approve this Proposal at the Annual Meeting. Should the stockholders approve this proposal, then Messrs. Hinckley and Lotz will each receive an Automatic Option Grant for 5,000 shares upon their re-election to the Board at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE STOCK OPTION/STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 3
                             APPROVAL OF AMENDMENT
                                       TO
               THE 1993 EMPLOYEE INCENTIVE STOCK ACQUISITION PLAN

    The Company's stockholders are being asked to approve an amendment to the Company's 1993 Employee Incentive Stock Acquisition Plan (the "Acquisition Plan") which will increase the maximum number of shares of Common Stock authorized for issuance over the term of the Acquisition Plan by an additional 100,000 shares to 275,000 shares.

    The purpose of the new amendment is to ensure that the Company will continue to have a sufficient reserve of Common Stock available under the Acquisition Plan to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Internal Revenue Code.

    The Acquisition Plan was adopted by the Board of Directors and approved by the Company's stockholders at the 1993 Annual Meeting held on September 17, 1993 as the successor to the Company's pre-existing Employee Incentive Stock Acquisition Plan. The new Acquisition Plan became effective with the purchase period which began on January 1, 1994. The 100,000-share increase for which stockholder approval is sought under this Proposal was adopted by the Board on March 26, 1996.

    The following is a summary of the principal features of the Acquisition Plan, as amended. The summary, however, does not purport to be a complete description of all the provisions of the Acquisition Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's executive offices in Salt Lake City, Utah.

    PURPOSE. The purpose of the Acquisition Plan is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to acquire a proprietary interest in the Company through participation in a plan intended to qualify for the favorable tax benefits afforded employee stock purchase plans under Section 423 of the Internal Revenue Code. Participating subsidiaries may include any subsidiary corporation of the Company, whether now existing or hereafter created, which the Company's Board of Directors designates.

    ADMINISTRATION. The Acquisition Plan is administered by the Compensation Committee of the Board. The Compensation Committee as Plan Administrator has full authority to adopt administrative rules and procedures and to interpret the provisions of the Acquisition Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

    ISSUABLE SECURITIES. The shares of Common Stock issuable under the Acquisition Plan may be either shares newly-issued by the Company or shares reacquired by the Company, including shares purchased on the open market. The maximum number of shares of Common Stock which may be sold to participants over the term of the Acquisition Plan may not exceed 275,000 shares, inclusive of the 100,000-share increase for which stockholder approval is sought under this Proposal.

    In the event that any change is made to the outstanding Common Stock (whether by reason of subdivision or consolidation, stock dividend, or other change in corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of securities issuable over the term of the Acquisition Plan,
(ii) the class and
maximum number of securities purchasable per participant during any one purchase period and (iii) the class and number of securities and the price per share in effect under each outstanding purchase right.

    ELIGIBILITY AND PARTICIPATION. Any individual who renders services to the Company or a participating subsidiary as an employee is eligible to participate in the Acquisition Plan.

    As of March 31, 1996, approximately 500 employees, including 6 executive officers, were eligible to participate in the Acquisition Plan.

    PURCHASE PERIODS AND PURCHASE RIGHTS. Shares are offered under the Acquisition Plan through a series of successive purchase periods each with a duration of six (6) months. The purchase periods run from January 1 to June 30 and from July 1 until December 31 each year.

    The participant will be granted a separate purchase right for each purchase period in which he or she participates. The purchase right will be granted on the start date of the purchase period and will be automatically exercised on the last day of that period.

    PURCHASE PRICE. The purchase price of the Common Stock acquired at the end of each purchase period will be equal to the LESSER of (i) 85% of the fair market value per share of Common Stock on the day preceding the date on which such purchase period begins or (ii) 85% of the fair market value per share of Common Stock on the last trading day in the purchase period.

    The fair market value per share of Common Stock on any relevant date will be the closing selling price per share on such date as reported on the New York Stock Exchange. On March 29, 1996, the fair market value per share was $11.75 the closing selling price per share on that date on the New York Stock Exchange.

    PAYROLL DEDUCTIONS AND STOCK PURCHASES. Each participant may, through authorized payroll deductions, apply from 2% to 20% of his or her cash compensation each purchase period to the purchase of Common Stock at the end of that purchase period.

    SPECIAL LIMITATIONS. The Acquisition Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

        (i) Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries.

        (ii) Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 of Common Stock (valued at the time each purchase right is granted) during any one calendar year.

       (iii) The maximum number of shares of Common Stock purchasable by any participant per purchase period may not exceed 2,000 shares.

    TERMINATION OF PURCHASE RIGHTS.   The purchase right  of a participant  will
immediately  terminate upon (i)  the participant's termination  of employment or
(ii) his or her election to withdraw from the Acquisition Plan.

    STOCKHOLDER RIGHTS. No participant will have any stockholder rights with respect to the shares covered by his or her outstanding purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

    MERGER OR DISSOLUTION. In the event of a dissolution or liquidation of the Company or a merger or consolidation of the Company, the Acquisition Plan will terminate and all payroll deductions made by participants during the purchase period in which such transaction occurs will be refunded to the participants.

    AMENDMENT  AND TERMINATION.   The Acquisition  Plan will  terminate upon the
EARLIER of (i) December 31, 2002 or (ii) the date on which all shares available for issuance are sold pursuant to exercised purchase rights.

    The Board may from time to time alter, amend, suspend or discontinue the provisions of the Acquisition Plan. However, the Board may not, without approval of the stockholders, (i) increase the number of shares issuable under the Acquisition Plan or the maximum number of shares which any participant may purchase per purchase period, except in connection with certain changes in the Company's capital structure, (ii) materially increase the benefits accruing to participants or (iii) materially modify the requirements for eligibility to participate in the Acquisition Plan.

    ACCOUNTING TREATMENT. The issuance of Common Stock under the Acquisition Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Acquisition Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

    STOCK ISSUANCES. The table below shows, as to each of the Named Officers in the Summary Compensation Table and the various indicated groups, the number of shares of Common Stock purchased under the Acquisition Plan between January 1, 1995 and March 31, 1996, together with the weighted average purchase price paid per share.

                         ACQUISITION PLAN TRANSACTIONS

                                                                                   NUMBER OF      WEIGHTED AVERAGE
NAME                                                                           PURCHASED SHARES    PURCHASE PRICE
- -----------------------------------------------------------------------------  -----------------  -----------------
David J. Rose................................................................         --                 --
Ruediger Naumann-Etienne.....................................................         --                 --
Randy W. Zundel..............................................................          1,477          $    5.95
Gary N. Kilman...............................................................         --                 --
Larry E. Harrawood...........................................................          3,269          $    6.07
Barry K. Hanover.............................................................          2,000          $    5.53
All executive officers as a group............................................          6,746          $    5.88
All employees, including current officers who are not executive officers as a
 group.......................................................................         52,481          $    6.03

    As of March 31, 1996, 125,343 shares of Common Stock had been issued under the Acquisition Plan, and 149,657 shares remained available for future issuance (inclusive of the 100,000-share increase for which stockholder approval is sought under this Proposal).

    FEDERAL TAX CONSEQUENCES. The Acquisition Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowed to the Company, at the time the purchase right is granted or at the time such right is exercised. Taxable income will not be recognized by the participant until there is a sale or other disposition of the shares acquired under the Acquisition Plan or in the event the participant should die while still owning the purchased shares.

    If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the purchase period, then (i) the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price and (ii) the Company will be entitled to a business expense deduction in the same amount for the taxable year in which such disposition occurs. If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the purchase period, then no deduction will be available to the Company, and the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the purchase period. Any additional gain upon the disposition will be taxed as a long-term capital gain.

    If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the purchase period in which such shares were acquired will constitute ordinary income in the year of death.

    NEW PLAN BENEFITS. No purchase rights have been granted, and no shares of Common Stock have been issued, under the Acquisition Plan on the basis of the 100,000-share increase for which stockholder approval is sought under this Proposal.

    STOCKHOLDER APPROVAL. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1996 Annual Meeting is required for approval of the 100,000-share increase to the Acquisition Plan. Should such stockholder approval not be obtained, then the share increase will not be implemented, and any purchase rights granted on the basis of such share increase will immediately terminate. No additional purchase rights will be granted on the basis of such share increase, and the Acquisition Plan will terminate once the existing share reserve has been issued.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE ACQUISITION PLAN.

COMPENSATION

    The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose salary and bonus for the 1995 fiscal year was in excess of $100,000, for services rendered in each of the fiscal years ended December 31, 1995, 1994 and 1993, respectively. Mr. David Rose is also included in the table because he served as the Company's Chief Executive Officer for part of the 1995 fiscal year until his resignation on February 10, 1995. No other executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 1995 fiscal year resigned or terminated employment during that fiscal year. The individuals named in such tables are designated the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                 -------------
                                                                                   NUMBER OF
                                                          ANNUAL COMPENSATION     SECURITIES
                                                        -----------------------   UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR     SALARY ($)(1) BONUS ($)     OPTIONS     COMPENSATION ($)(2)
- -------------------------------------------  ---------  ------------  ---------  -------------  -------------------
                                                  1995      200,000     100,000       100,000              --
Ruediger Naumann-Etienne (4) ..............       1994           --          --            --              --
 President and Chief Executive Officer            1993           --          --            --              --
David Rose (3) ............................       1995       25,961          --            --         270,000(3)
 former President and Chief Executive             1994      224,993         253         4,000          29,945
 Officer                                          1993      224,992      28,375       180,000           6,419
                                                  1995      153,465      77,214        70,000          17,879
Randy Zundel ..............................       1994      147,396      22,453            --          14,403
 Chief Financial Officer                          1993      139,466      17,750        70,000           3,909
                                                  1995      120,012      88,932        50,000          21,367
Gary Kilman ...............................       1994      115,472      61,091            --          17,668
 Vice President, Sales                            1993      111,872      63,934        60,000           3,185
                                                  1995      145,169      58,544        60,000          17,730
Larry Harrawood ...........................       1994      138,208      17,104            --          15,673
 Vice President, Marketing                        1993      115,981      33,457        70,000           4,953
                                                  1995      108,878      44,740        50,000          11,782
Barry Hanover .............................       1994      104,634      12,640            --          10,834
 Vice President, Engineering                      1993      100,006      10,025        50,000           2,212

- ------------------------
(1) Includes salary deferred under the Company's 401(k) Savings Plan.

(2) For the 1995 fiscal year the indicated amount for each Named Officer was comprised of (i) the contributions made by the Company to the Company's 401(k) Savings Plan on behalf of each such officer which match his salary deferral contributions to such plan, up to a maximum match of $3,000 per participant, and (ii) the imputed cost of life insurance coverage provided by the split dollar life insurance policy which the Company maintains for each Named Officer plus the value to the Named Officer of the benefit provided by the Company's payment of the premium on such insurance policy.

                                                                          PLAN CONTRIBUTION  INSURANCE BENEFIT
                                                                                1995               1995
                                                                          -----------------  -----------------
Mr. Rose................................................................      $  --              $  --
Mr. Zundel..............................................................          3,000             14,879
Mr. Kilman..............................................................          3,000             18,367
Mr. Harrawood...........................................................          3,000             14,730
Mr. Hanover.............................................................          3,000              8,782

- ------------------------
(3) Mr. Rose resigned as an officer and director of the Company on February 10, 1995. Dr. Naumann-Etienne assumed the positions of president and chief executive officer in February 1995. In connection with Mr. Rose's resignation, he became entitled to the following severance benefits included as "All Other Compensation" for him for the 1995 fiscal year: (i) a lump sum payment of $45,000 at the time of such resignation plus (ii) $225,000 of salary continuation payments over the 12-month period following his resignation date.

(4) Dr. Naumann-Etienne was paid $120,000 in 1994 and $30,000 in 1993 as compensation under a consulting agreement for his role as Chairman of the Board of Directors. Dr. Naumann-Etienne became an employee of the Company on March 1, 1996.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning the grant of stock options under the Company's 1990 Stock Option/Stock Purchase Plan for the 1995 fiscal year to each of the Named Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                                                                                             ANNUAL RATES OF
                                                                                                               STOCK PRICE
                                                              % OF TOTAL                                     APPRECIATION FOR
                                                  OPTIONS   OPTIONS GRANTED                                    OPTION TERM
                                                  GRANTED   TO EMPLOYEES IN  EXERCISE PRICE   EXPIRATION   --------------------
NAME                                              (#)(1)      FISCAL YEAR       $(SH)(2)         DATE        5%(3)     10%(3)
- -----------------------------------------------  ---------  ---------------  ---------------  -----------  ---------  ---------
Ruediger Naumann-Etienne.......................    100,000           14%             5.75        4/06/05     362,000    916,000
David Rose.....................................     --            --               --             --          --         --
Randy Zundel...................................     70,000           10%             5.75        4/06/05     253,000    641,200
Gary Kilman....................................     50,000            7%             5.75        4/06/05     181,000    458,000
Larry Harrawood................................     60,000            8%             5.75        4/06/05     217,200    549,600
Barry Hanover..................................     50,000            7%             5.75        4/06/05     181,000    458,000

- ------------------------
(1) Each option was granted April 6, 1995 and will become exercisable in the following manner: 1/3 will vest with an increase in the stock price of $3, 1/3 additional will vest with an increase in the stock price of $5, and 1/3 additional will vest with a doubling of the stock price. Vesting in any event will occur on April 6, 2001, provided the optionee continues in the Company's employ through such date. Each option will become immediately exercisable for all the option shares should any of the following change in control events occur while the optionee continues in the Company's service:
    (i) the acquisition of the Company by merger or sale of substantially all of the Company's assets or 50% or more of the Company's outstanding common stock, (ii) the successful completion of a hostile tender offer for more than 40% of the Company's outstanding common stock, (iii) a change in the composition of more than one-third of the Board members by proxy contest or
    (iv) the dissolution or liquidation of the Company.

(2) The exercise price may be paid in cash, in shares of Company Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Company Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

OPTION EXERCISES AND HOLDINGS

    The following table provides information, with respect to the Named Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. No stock appreciation rights were exercised during the last fiscal year, nor were any stock appreciation rights outstanding at the end of such fiscal year.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                                     VALUE OF UNEXERCISED
                                                                                                   IN-THE-MONEY OPTIONS AT
                                                     VALUE REALIZED      NUMBER OF SECURITIES        FY-END (MARKET PRICE
                                                      (MARKET PRICE     UNDERLYING UNEXERCISED     SHARES AT FY-END [$9.75]
                                                       AT EXERCISE       OPTION AT FY-END (1)      LESS EXERCISE PRICE) (1)
                                    SHARES ACQUIRED   LESS EXERCISE   --------------------------  --------------------------
NAME                                ON EXERCISE (#)      PRICE)       EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ----------------------------------  ---------------  ---------------  -----------  -------------  -----------  -------------
Ruediger Naumann-Etienne..........        40,000       $   100,000        81,500        100,000   $   345,050   $   400,000
David J. Rose.....................        64,150           154,688        --            --            --            --
Randy W. Zundel...................        --               --             45,550        119,450       217,960       369,793
Gary N. Kilman....................        --               --             33,550         92,450       136,045       353,060
Larry E. Harrawood................        --               --             45,620        109,480       154,946       418,489
Barry K. Hanover..................        --               --             15,000         85,000        54,375       326,875

- ------------------------
(1) Includes options granted under the OEC Plan prior to the distribution ("Distribution") by the Company of its interests in Diasonics Ultrasound, Inc. and FOCAL Surgery, Inc. to its shareholders on September 30, 1993 which were adjusted to reflect such Distribution ("OEC Adjusted Options").
    Pursuant to the Distribution, each option (the "Diasonics Option") outstanding under the OEC Plan which was not exercised prior to the Distribution was split into three separately exercisable options -- the OEC Adjusted Option, the Diasonics Ultrasound Adjusted Option and the FOCAL
    Surgery Adjusted Option (together, the "Adjusted Options"). Each OEC Adjusted Option covers the same number of shares of Common Stock as the number of shares subject to the Diasonics Option to which it relates.

    Each OEC Adjusted Option in general has the same terms and conditions (including the same vesting/exercise schedule) as in effect for the Diasonics Option immediately prior to the Distribution. However, the per share exercise price in effect under the Diasonics Option immediately prior to the Distribution was allocated among each of the Adjusted Options on the basis of the relative fair market values of the underlying common stock of each of the three companies after the Distribution.

    For purposes of vesting and continued exercisability of each OEC Adjusted Option, employment or service (whether as an employee, consultant or non-employee director) with any one of the three companies or their respective subsidiaries will be treated as service and employment with the Company, as if the Distribution did not take place. Accordingly, each of the OEC Adjusted Options held by an individual after the Distribution will continue to vest and remain outstanding for so long as that individual remains in the employ or service of any one of the three companies or their subsidiaries. Each OEC Adjusted Option will, however, terminate and cease to be exercisable upon the EARLIEST to occur of (i) the specified expiration date of the original Diasonics Option, (ii) the expiration of the three
    (3)-month period following the date the option holder ceases all employment and service relationships with the three companies and their subsidiaries or
    (iii) the expiration of the twelve (12)-month period following the date of the option holder's death or permanent disability if such individual dies or becomes disabled while in the service of one or more of the companies.

    The number of shares of Company Common Stock purchasable by each Named Officer under his OEC Adjusted Option at the end of the 1995 fiscal year is as follows: Dr. Naumann-Etienne 81,500 shares Mr. Zundel 25,000 shares; Mr. Kilman 16,000 shares; Mr. Harrawood 15,100 shares; Mr. Hanover -0- shares; Mr. Rose -0- shares.

    OFFICER LOAN. In order to assist Mr. Naumann-Etienne, the Company's current Chief Executive Officer and a member of the Board of Directors, in the exercise of certain outstanding stock options about to expire, the Company allowed him to deliver a promissory note on September 5, 1995 in payment of the exercise price of the shares of the Company's common stock subject to those options. The note is a full-recourse obligation in the principal amount of $210,000 and bears interest at the rate of 5.83% per annum, compounded semi-annually. The note is secured by a pledge with the Company of the 40,000 shares of common stock purchased under the expiring options, and the pledged shares will only be released pro-rata as the principal balance of the note is paid down. The principal balance will become payable in one lump sum on October 31, 1996, subject to acceleration upon Mr. Naumann-Etienne's cessation of service. The highest outstanding balance under the note to date has been $217,142, and as of March 31, 1996, the unpaid balance was $217,142.

    DIRECTOR'S COMPENSATION. All non-employee members of the Board are paid an annual retainer of $20,000 plus reimbursement of all out-of-pocket costs incurred in connection with their attendance at Board or committee meetings.

    In addition, the Company's 1990 Stock Option/Stock Purchase Plan contains an automatic option grant program for non-employee Board members who have not previously been in the employ of the Company or any affiliated companies. Under that program, each non-employee Board member automatically receives a non-statutory option grant for 5,000 shares of Common Stock upon his initial election or appointment to the Board, and each eligible individual re-elected as a non-employee Board member at one or more Annual Stockholders Meetings also receives an automatic option grant on the date of each such Annual Meeting for an additional 5,000 shares (provided such individual has not received an initial automatic grant within the preceding six months). Each grant will have an exercise price per share equal to the market price of the Common Stock on the grant date. The maximum number of shares of Common Stock purchasable per non-employee Board member under the automatic option grant program is limited to 15,000 shares. Each grant will become exercisable over the optionee's period of Board service in three equal annual installments, beginning one year after the grant date. However, in the event there is a change in control of the Company whether effected by merger, sale of substantially all of the Company's assets or 50% or more of the outstanding Common Stock or the completion of a hostile tender offer for 40% or more of the outstanding Common Stock, or in the event there is a change in the composition of one-third or more of the Board members effected through a contested election of Board members or in the event of dissolution or liquidation of the Company, then each automatic grant outstanding for at least six months will immediately accelerate and become exercisable for all of the option shares. Each of the automatic grants will have a maximum term of ten years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service. Upon the successful completion of a hostile tender offer for 40% or more of the outstanding Common Stock, options will automatically be canceled in return for a cash distribution from the Company based upon the tender-offer price of the shares of Common Stock subject to the canceled options. Mr. Hinckley received an automatic option grant for 5,000 shares upon his initial election to the Board at the 1995 Annual Stockholders' Meeting, and Mr. Peterson also received a 5,000 share automatic option grant upon his re-election to the Board at the 1995 Annual Meeting. Each such automatic option grant has an exercise price of $7.375 per share. Mr. Lotz received a discretionary option grant for 5,000 shares on June 8, 1995. This option grant has an exercise price of $7.375 and will become exercisable on three successive equal annual installments over the period of continual Board service measured from the grant date, provided the stockholders approve the amendment to the Company's 1990 Stock Option/Stock Purchase Plan in Proposal Two.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

    Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely upon review of copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent stockholders for the 1995 fiscal year were complied with, except Larry Harrawood who filed late one Form 5 reporting.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors, subject to review by the full Board, is responsible for the establishment of remuneration arrangements for senior management and the administration of compensation and employee benefits plans. In addition, the Compensation Committee sets the base salary of the Company's executive officers, approves individual bonus programs for executive officers, and administers the Company's 1990 Stock Option/Stock Purchase Plan under which grants may be made to executive officers and other key employees. The following is a summary of policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in the Proxy Statement.

    The objectives of the Company's executive compensation program are to motivate and retain current executives and to attract future ones. The Company's executive compensation program is designed to: (1) provide a direct and substantial link between Company performance and executive pay, (2) consider individual performance and accomplishments and compensate accordingly, and (3) determine the Company's position in the medical device and high technology labor markets and be competitive in those labor markets.

    The Company positions its executive pay levels at the median of U.S. medical and technology companies. To this end, the Company tracks executive pay levels against companies of similar size, i.e., approximately $100 million. The Committee also considers geographic location and companies that may compete with the Company in recruiting executive talent.

    The data utilized by the Committee in establishing executive compensation levels is compiled by the Senior Manager, Human Resources, who has responsibility to verify that compensation is competitive for similar positions. Primarily, three compensation surveys were used: (1) the 1995 Radford Associates/Alexander & Alexander Consulting Group's "Management Total Compensation Report", (2) the Hay Group's, "Compensation and Benefits Strategies for 1995 and Beyond", and (3) a November 1995 customized, senior level, executive survey of Utah based companies prepared by the Industrial Relations Council, a private Utah employers association.

    The Company's executive compensation program has three components; (1) base salary, (2) short-term incentives, and (3) long-term incentives. Base salary is used primarily as an attraction and retention device. Base pay is established within discrete ranges as determined for each position and is adjusted on a merit review basis each February. Pay is sufficiently variable, under the program, that 75th percentile performance will result in 75th percentile pay levels and below median performance levels will result in below median pay. Base pay increases are determined by long-term contributions to the Company's performance as well as the individual executive's position, duties, and responsibilities.

    The Committee approved a severance package for Mr. David Rose in connection with his resignation as Chief Executive Officer on February 10, 1995. Pursuant to such package, Mr. Rose received a lump sum cash payment of $45,000 at the time of his resignation and will receive the following additional benefits: (i) salary continuing payments in the aggregate amount of $225,000 payable over the twelve-month period following his resignation date, (ii) continued vesting in his outstanding stock options through August 10, 1995 and (iii) continued health care coverage for twelve months. In consideration of the services provided by Mr. Rose and the severance benefits typically provided departing chief executive officers of companies of similar size in the industry, the Committee believes that the severance package for Mr. Rose was fair and equitable.

    When Dr. Naumann-Etienne succeeded Mr. Rose as Chief Executive Officer in February 1995, the Committee established his level of base compensation at $200,000 per year, based upon negotiation with Mr. Naumann-Etienne and the compensation levels in effect for chief executive officers at similarly sized medical and technology companies. On the basis of the compensation surveys for those companies, Dr. Naumann-Etienne's base compensation level is at the 25th percentile.

    The base salary levels in effect for the 1995 fiscal year for the other executive officers were increased by an average of 4.6 percent. The increase reflected the Committee's assessment of each executive officer's personal performance and was designed to maintain his base salary at a competitive market level.

    Short-term incentive pay is paid on an annual basis, if earned. Incentive pay is provided through the Management Incentive Plan (MIP). Each year individual and financial objectives are established. To the degree a participant meets or exceeds his/her personal objectives and the business unit and the Company meet or exceed their financial objectives, the participating executive will receive a bonus payable in February following the close of the fiscal year.

    The measurement of Company financial performance used in determining individual incentive pay is profit before tax (PBT). Payments are made based upon performance versus the target. Performance above the target results in proportionately higher bonus payouts (up to 150% of the target bonus). Likewise, below target performance results in proportionately lower bonus payouts (50% of the target bonus at 75% of target achievement). All bonuses become discretionary if performance is below 75% of target performance. Since financial performance for fiscal 1995 met expectations, the Chief Executive Officer received a $100,000 bonus, and all other executive officers as a group received discretionary bonuses totaling $269,430.

    Long-term incentives are provided through stock options. The stock option plan is intended to provide incentive to key employees of the Company and attract new employees with outstanding qualifications, in addition to incenting executives to make the types of decisions that will continue to improve Company performance in the long term. The number of shares subject to each option grant is based upon the officer's tenure, level of responsibility, and relative position with the Company. The Company has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of option shares based upon the individual's position with the Company and his/her existing holdings of vested options. However, the Committee does not adhere strictly to these guidelines and will vary the size and terms of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). In 1995, 330,000 special performance-based options were granted to executive officers (see distribution in the preceding Option Grant Table) under the Company's 1990 Stock Option/Stock Purchase Plan. These options will vest on an accelerated basis upon the achievement of performance milestones tied to appreciation in the market price of the Company's common stock; otherwise, the options will vest upon the optionee's completion of six years of service.

    In total, about one-third of the Chief Executive Officer's annual compensation is variable upon meeting the financial target. Looking forward over a five-year term and calculating the values of stock options, about 60% of the Chief Executive Officer's total compensation will be variable. The Chief
Executive Officer's targeted pay mix is heavily weighted toward long-term incentives and, therefore, long-term corporate and stock market performance.

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation to be paid to the Company's executive officers for the 1995 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal 1996 will exceed that limit. If the stockholders approve the recent amendment to the Company's 1990 Stock Option/Stock Purchase Plan at the 1996 Annual Meeting, then any compensation deemed paid to an executive officer when he exercises any options subsequently granted under that Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Presently outstanding stock option grants are not subject to the Code Section 162(m) limitation because of certain transitional rules in effect for that limitation. Since it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officer. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

    Submitted by the Compensation Committee of the Company's Board of Directors.

                                          Gregory K. Hinckley
                                          Dr. Chase N. Peterson

EMPLOYMENT CONTRACTS AND CHANGE OF EMPLOYMENT ARRANGEMENTS

    No executive officers of the Company have employment agreements with the Company. In connection with his resignation as Chief Executive Officer on February 10, 1995, Mr. Rose became entitled to the following severance package;
(i) a lump sum cash payment of $45,000 at the time of his resignation, (ii) salary continuing payments in the aggregate amount of $225,000 payable over the twelve-month period following his resignation date, (iii) continued vesting in his outstanding stock options through August 10, 1995, after which time he will have 90 days to exercise his vested options, and (iv) continued health care coverage for twelve months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee is a current or former employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative stockholder returns for the Company, the Standard & Poor 500 Stock Index and the DJ Medical & Biotech Index for December 31, 1990 through December 31, 1995.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, neither the preceding Compensation Committee Report on Executive Compensation nor the Comparison of Cumulative Total Return graph shall be incorporated by reference into any such filings; nor shall such report or graph be incorporated by reference into any future filings made by the Company under these statues.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   12/90      12/91      12/92      12/93      12/94      12/95
OEC MEDICAL SYSTEMS INC.               100        209        108         83         79        118
S&P 500                                100        130        140        155        157        215
DJ MEDICAL & BIO TECH                  100        243        210        183        209        358

 * Assumes $100 was invested in each of the Company's stock, the S&P 500 Index and the Dow Jones Medical and Biotechnology Index as of December 31, 1990. Total shareholder return assumes reinvestment of dividends. While the Company has paid no cash dividends, it did declare a distribution of the stock of its wholly-owned ultrasound business, Diasonics Ultrasound, Inc. (including its wholly-owned subsidiary, FOCAL Surgery, Inc.) effective October 1, 1993. The distribution of that stock has been treated as a dividend of the equivalent cash value of shares of Diasonics Ultrasound, Inc. and FOCAL Surgery Inc. for purposes of computing the effect of dividend reinvestment in computing shareholder return in this graph. The equivalent cash value of shares distributed was computed based on the average of bid and ask prices for each of Diasonics Ultrasound, Inc. common, when-issued NASDAQ, and FOCAL Surgery, Inc. common, when issued OTC, as of October 1, 1993.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of March 31, 1996 concerning beneficial ownership of Common Stock by each of the directors, nominees for directors, and the named Officers in the Summary Compensation Table, known beneficial holders of more than 5% of the outstanding Common Stock and all directors and executive officers as a group. All information is based on information known to the Company with respect to such persons' beneficial ownership of shares of Company common stock as of March 31, 1996. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to the shares held in their names, subject to community property laws, if applicable:

Forstmann-Leff Assoc., Inc. .....................................  3,007,980       23.9%
 FLA Asset Management, Inc.
 Stamford Advisors Corp.
 55 East 52nd Street
 New York, NY 10055 (1)
State of Wisconsin ..............................................  1,185,000       9.27%
 Investment Board
 121 East Wilson Street
 Madison, WI 53703 (1)
David J. Rose (2)................................................     --          *
Randy W. Zundel (2)..............................................     86,414      *
Gary N. Kilman (2)...............................................     48,166      *
Larry E. Harrawood (2)...........................................     90,583      *
Barry K. Hanover (2).............................................     42,082      *
Gregory K. Hinckley..............................................     --          *
Benno P. Lotz (2)................................................     10,937      *
Allan W. May (2).................................................    130,228        1.0%
Ruediger Naumann-Etienne (2).....................................    154,833        1.2%
Chase Peterson (2)...............................................      7,667      *
All executive officers and directors as a group (10 persons)         570,910        4.5%
 (3).............................................................

- ------------------------
(*) Less than 1%.

(1) Information provided pursuant to Schedule 13G reports filed with the Securities Exchange Commission in February 1996.

(2) Includes options to purchase common stock which are currently exercisable or will become exercisable within 60 days of March 31, 1996, as follows: Mr. Zundel, 83,916; Mr. Kilman, 48,166; Mr. Harrawood, 70,683; Mr. Hanover, 42,082; Mr. Rose, -0-; Dr. Naumann-Etienne, 114,833; Mr. May, 126,666; Mr.
    Lotz, 10,937; Mr. Peterson, 7,667.

(3) Includes options to purchase 503,900 shares of common stock which are currently exercisable or will become exercisable within 60 days of March 31, 1996.

                                 PROPOSAL NO. 4
                      RATIFICATION OF INDEPENDENT AUDITORS

    The firm of Deloitte & Touche LLP served as independent auditors for the Company for the year ended December 31, 1995. The Board of Directors has appointed, subject to the ratification by the stockholders, Deloitte & Touche LLP as independent auditors for the year ending December 31, 1996.

Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS TO THE STOCKHOLDERS THAT THEY VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                            STOCKHOLDERS' PROPOSALS

    Proposals of stockholders that are intended to be presented at the 1996 annual meeting of stockholders of the Company must be received by December 26, 1996 in order to be considered for inclusion in the proxy statement and proxy relating to that meeting.

                                 OTHER MATTERS

    The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter is properly brought before the meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                               [SIGNATURE]
                                          Allan W. May
                                          SECRETARY

                              OEC  MEDICAL SYSTEMS, INC.

                        1990 STOCK OPTION/STOCK PURCHASE PLAN

                     AMENDED AND RESTATED THROUGH MARCH 31, 1996


                                     ARTICLE ONE

                                  GENERAL PROVISIONS

         1.    PURPOSE.

         This restated 1990 Stock Option/Stock Purchase Plan (the "Plan") was initially established, effective April 16, 1990, as a consolidation and restatement of four pre-existing stock option plans and one pre-existing stock purchase plan maintained by Diasonics, Inc., a Delaware corporation: (i) the 1982 Stock Option Plan, (ii) the 1984 Stock Option Plan, (iii) the 1985 Stock Option Plan, (iv) the 1987 Stock Option Plan and (v) the 1987 Stock Purchase Plan, and this Plan accordingly supersedes those five plans (collectively the "Predecessor Plans") and serves as their successor. Accordingly, all options and purchase rights outstanding under the Predecessor Plans on the original April 16, 1990 effective date of this Plan have been incorporated into this Plan, subject, however, to the express terms and conditions of the instruments evidencing each such pre-existing option and purchase right.

              This restated Plan is intended to provide key Employees
(including Officers and Directors), non-employee Board members and Consultants of the Company and the Company's Subsidiaries with the opportunity to acquire an equity interest in the Company and thereby encourage them to continue to provide services to the Company or the Company's Subsidiaries. The effective date of this restatement shall be July 14, 1993.

         2.    DEFINITIONS.

         As used herein, the following terms have the meanings indicated:

         2.1   "Board" means the Board of Directors of the Company.

         2.2   "Code" means the Internal Revenue Code of 1986, as amended.

         2.3 "Committee" means one or more committees of the Board, each with at least two Board members, which shall assume responsibility for the administration of one or more functions under the Plan, either to the extent expressly provided in the Plan or as specifically authorized by Board resolution.

         2.4 "Common Stock" means the common stock of the Company, $.01 par value per share.

         2.5 "Company" means OEC Medical Systems, Inc., a Delaware corporation.

         2.6 "Consultant" means any person (other than a Director) or entity (including any corporation) rendering services to the Company or a Subsidiary as an independent contractor or any person (other than a Director) who is employed by the person or entity rendering such services.

         2.7 "Director" means an individual who is a member of the Board or a member of the board of directors of any Subsidiary.

         2.8 "Employee" means an individual who is employed, within the meaning of Section 3401 of the Code and the regulations thereunder, as a common law employee by the Company or one or more Subsidiary corporations, including any Officer or Director who is so employed, but excluding any Officer or Director who is not so employed.

         2.9   "Employment Termination" means:

              (i) In the case of an Employee, the cessation of such individual's Employee status for any reason without his/her becoming or continuing as a Consultant or Director; and

             (ii) In the case of a Director, the cessation of such individual's service on the Board for any reason without his/her becoming or continuing as an Employee or Consultant; and

            (iii) In the case of a Consultant, the cessation of such person's status as a Consultant for any reason without his/her becoming or continuing as an Employee or Director.

         2.10 "Exercise Price" means the price per share at which an Option may be exercised.

         2.11  "Fair Market Value" means:

              (i) The closing price per share of Common Stock on the relevant determination date on an established stock exchange, if the Common Stock is listed and traded on such an exchange. If no sale of Common Stock is made on any such exchange on the date in question, the Fair Market Value shall be determined by the closing price of the Common Stock on the next preceding day upon which such a sale shall have occurred.


                                          2.

              (ii) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         2.12 "Grant Date" is the date on which (i) the Committee grants a discretionary Option under Article Two of the Plan, (ii) the Committee grants a Purchase Right under Article Three of the Plan, or (iii) an automatic grant is made to a non-employee member of the Board pursuant to the provisions of Article Four.

         2.13 "Incentive Stock Option" means an Option under Article Two which meets the requirements of Section 422(b) of the Code.

         2.14  "1933 Act" means the Securities Act of 1933, as amended.

         2.15 "1934 Act" means the Securities Exchange Act of 1934, as amended.

         2.16 "Nonstatutory Stock Option" means an Option under Article Two or Article Four which is not intended to meet the requirements of Section 422(b), 423(b) or 424(b) of the Code.

         2.17 "Note" means a full recourse promissory note of an Optionee and/or Participant.

         2.18 "Officer" means any Employee who is at the time of determination subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

         2.19 "Option" means, except where the context clearly indicates otherwise, (i) any discretionary stock option grant made by the Committee pursuant to Article Two of the Plan or (ii) any automatic stock option grant made pursuant to the provisions of Article Four.

         2.20 "Optionee" means, except where the context clearly indicates otherwise, (i) an Employee, non-employee Director or Consultant to whom a discretionary Option has been granted pursuant to Article Two of the Plan or
(ii) a non-employee Director to whom an automatic grant has been made pursuant to the provisions of Article Four.

         2.21 "Participant" means an Employee, non-employee Director or Consultant who has been granted a Purchase Right under Article Three of the Plan.


                                          3.

         2.22  "Permanent Disability" means a disability within the meaning of
Section 22(e)(3) of the Code.

         2.23 "Plan" means this restated OEC Medical Systems, Inc. 1990 Stock Option/Stock Purchase Plan, as it may be subsequently amended from time to time.

         2.24 "Purchase Agreement" means the agreement between the Company and the Optionee and/or Participant evidencing the purchase of Shares under the Plan.

         2.25 "Purchase Price" means, with respect to an Option granted under Article Two or Article Four, the Exercise Price times the number of Shares with respect to which such Option is exercised and means, with respect to a Purchase Right granted under Article Three, the aggregate price payable for the Shares purchasable under such Purchase Right.

         2.26 "Purchase Right" means a right to purchase one or more Shares granted to a Participant pursuant to the provisions of Article Three.

         2.27 "Right of Repurchase" means the repurchase rights of the Company described in Section 4 of Article Three.

         2.28 "Shares" means the shares of Common Stock issuable under the Plan pursuant to Options granted under Articles Two and Four and Purchase Rights granted under Article Three.

         2.29 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns at least 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2.20 "10% Stockholder" means an individual who owns stock possessing 10% or more of the total combined voting power of all classes of outstanding stock of the Company or any one of its Subsidiary corporations. In determining such stock ownership, the following guidelines shall be in effect:

              (i) The individual shall be considered to own the stock owned, directly or indirectly, by or for his/her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such individual holds an Option or Purchase Right shall not be counted.


                                          4.

              (ii) "Outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of an Option or Purchase Right to such individual, but shall not include Shares authorized for issuance under any Options or Purchase Rights held by such individual or by any other person.

         3.    STRUCTURE OF THE PLAN.

         3.1 STOCK PROGRAMS. The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two, the Stock Purchase Program specified in Article Three, and the Automatic Option Grant Program specified in Article Four. Under the Discretionary Option Grant Program, eligible Employees, non-employee Directors and Consultants may, at the discretion of the Committee, be granted Options to purchase shares of Common Stock at an Exercise Price equal to the Fair Market Value of the shares on the Grant Date. Under the Stock Purchase Program, eligible Employees, non-employee Directors and Consultants may be granted Purchase Rights to acquire shares of Common Stock at a Purchase Price equal to the Fair Market Value of the shares on the Grant Date. Such shares may be issued as fully vested or may vest in one or more installments over time. Under the Automatic Option Grant Program, the non-employee Directors will automatically receive periodic option grants to purchase shares of Common Stock at an Exercise Price equal to the Fair Market Value of the shares on each automatic Grant Date. No such non-employee Director member may, however, be granted options to purchase more than 15,000 shares of Common Stock (subject to adjustment under Section 4.4 of this Article One) under the Automatic Option Grant Program. Non-employee Directors (other than those serving as members of the Primary Committee) shall also, in their capacity as such Directors, be eligible to receive Options and Purchase Rights pursuant to the Discretionary Option Grant and Stock Purchase Programs in effect under the Plan.

         3.2 APPLICABILITY. Unless the context clearly indicates otherwise, the provisions of Articles One and Five of the Plan shall apply to the Discretionary Option Grant Program, the Stock Purchase Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

         4.    STOCK.

         4.1 NUMBER OF SHARES. The shares of Common Stock issuable under the Plan shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. The maximum number of Shares available for issuance under the Plan from and after the original April 16, 1990 effective date of this


                                          5.

consolidated Plan shall not exceed 3,693,303 shares of Common Stock,(1/) subject to adjustment from time to time in accordance with Section 4.4 of this Article One. All Options or Purchase Rights outstanding under any of the Predecessor Plans on the original April 16, 1990 effective date of this Plan shall be incorporated into this Plan, subject, however, to the express terms and conditions of the instruments evidencing each such pre-existing Option or Purchase Right. To the extent any such Options or Purchase Rights are subsequently exercised, the number of Shares issued with respect to each such Option or Purchase Right shall reduce, on a one Share-for-one Share basis, the number of Shares available for issuance under this Plan.

         4.2 SHARE LIMITATION. No one person participating in the Plan may receive Options, separately exercisable stock appreciation rights and direct Share issuances for more than 150,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1996 calendar year, except that such limit shall be increased to 250,000 shares of Common Stock for the calendar year in which such person receives his/her initial Option grant or Purchase Right under the Plan.

         4.3 REISSUANCES. In the event that any outstanding Option or Purchase Right (including outstanding Options and Purchase Rights issued under the Predecessor Plans and incorporated into this Plan) for any reason expires or is terminated, whether or not pursuant to the cancellation-regrant provisions of
Section 2 of Article Two, the Shares allocable to the unexercised portion of such Option or Purchase Right may be made the subject of subsequent Option or Purchase Right grants under this Plan. Shares subject to any Option or portion thereof surrendered or cancelled in accordance with Section 1.8(b) of Article Two or Section 3.2 of Article Four and all share issuances under the Plan, whether or not such shares are subsequently repurchased by the Company pursuant to its repurchase rights under Articles Two and Three, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent Option or Purchase Right grants under this Plan. In addition, should the Purchase Price of an outstanding Option or Purchase Right exercised under the Plan be paid with shares of Common Stock or should shares of Common Stock be withheld by the Company in satisfaction of the withholding taxes incurred by the Optionee or the Participant in connection with the acquisition or vesting of Shares issued under the Plan, then the number of shares of Common Stock

- -------------------------

(1/) Such number of Shares represents the sum of (i) the 1,793,303 Shares which remained available, as of the original April 16, 1990 effective date of the Plan, for issuance in the aggregate under the five Predecessor Plans consolidated into this Plan, (ii) an increase upon such effective date of an additional 400,000 Shares, (iii) an additional increase of 1,000,000 Shares approved by the Company's stockholders at the 1993 Annual Stockholders Meeting and (iv) a further increase of 500,000 Shares authorized by the Board on March 26, 1996, subject to stockholder approval at the 1996 Annual Meeting. These numbers have been adjusted to reflect the 1 for 5 reverse split of the Common Stock effected by the Company on August 1, 1991.


                                          6.

available for issuance under the Plan shall be reduced by the gross number of Shares for which the Option or Purchase Right is exercised, and not by the net number of Shares of Common Stock actually issued to the Optionee or the Participant.

         4.4 ADJUSTMENTS. Subject to any required action by stockholders, in the event of any increase or decrease in the number of the Company's outstanding shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of Common Stock), a rights offering covering shares of Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Primary Committee may, in its discretion, make proportionate adjustments to:

              (i) the maximum number of Shares which may be issued pursuant to the Discretionary Option Grant Program and Stock Purchase Program of this Plan,

             (ii) the maximum number of Shares for which any one person may receive Option grants, separately exercisable stock appreciation rights and direct Share issuances per calendar year pursuant to the Discretionary Option Grant Program and Stock Purchase Program of this Plan,

            (iii) the number of Shares purchasable under each Option outstanding under the Discretionary Option Grant Program and the Exercise Price payable per share thereunder, and

             (iv) the number of Shares purchasable under each outstanding Purchase Right and the Purchase Price payable per share.

         Upon the occurrence of any of the foregoing Section 4.4 transactions affecting the Common Stock issuable under the Plan, the following adjustments shall automatically be made to the Automatic Option Grant Program and the outstanding grants thereunder:

              (i) the number of Shares for which automatic option grants are to made per non-employee Board member at each subsequent Annual Stockholders Meeting and the maximum number of Shares which each non-employee Board member may acquire in the aggregate pursuant to such automatic option grants shall be proportionately adjusted to reflect the effect of the Section 4.4 transaction upon the Company's outstanding Common Stock, and

             (ii) the number of Shares purchasable under each Option outstanding under the Automatic Option Grant Program and the Exercise Price payable per share thereunder shall be proportionately adjusted to reflect


                                          7.

    the effect of the Section 4.4 transaction and thereby preclude any dilution or enlargement of rights under such Option.

         5.    ADMINISTRATION OF THE PLAN.

         5.1 COMMITTEES. Except to the limited extent provided below, the Plan shall be administered solely and exclusively by one or more Committees appointed by the Board and comprised of at least two members of the Board. Each member of the primary Committee ("Primary Committee") shall be a "disinterested person" within the meaning of SEC Rule 16b-3(c)(2)(i) under the 1934 Act. The Primary Committee shall have sole and exclusive authority to grant Options under Article Two or Purchase Rights under Article Three to individuals who are at the time either Officers or Directors. Individuals who are not at the time either Officers or Directors may be granted Options under Article Two or Purchase Rights under Article Three by the Primary Committee, by a secondary Committee of two or more Board members or by the Board. Administration of the automatic option grant provisions of Article Four of the Plan shall be self-executing in accordance with the terms and conditions of such Article Four, and neither the Board, the Primary Committee nor any secondary Committee shall exercise any discretionary functions with respect to the Option grants made pursuant to that section of the Plan.

         5.2 PROCEDURES. The Board shall appoint the members of each Committee and may from time to time remove one or more of such members. Vacancies on any Committee however caused shall be filled by the Board. Each Committee shall appoint one of its members as chairman and shall hold meetings at such times and places as it may determine. Acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts approved in writing by all of the Committee members, shall be valid acts of the Committee.

         5.3 INTERPRETATION. All questions of interpretation, construction, implementation and application of the Plan shall be determined by the Primary Committee. Such determinations shall be final and binding on all persons. No member of any Committee or the Board shall be liable for any act or omission with respect to the Plan or any Option or Purchase Right granted or any Shares issued pursuant hereto, provided such member acted (or failed to act) in good faith.

         6.    PARTICIPATION.

         6.1 SELECTION. The applicable Committee shall, from time to time at its discretion, select (from among the eligible individuals specified below) the persons who are to be granted Options ("Optionees") under Article Two and/or Purchase Rights ("Participants") under Article Three, establish the number of Shares subject to each such grant, and determine whether any Options granted under Article Two are to be Incentive Stock Options or Nonstatutory Stock Options (except that no Incentive Stock Option may be granted to any person who is not an Employee).


                                          8.

         6.2 ELIGIBILITY. The persons eligible to participate in the Discretionary Option Grant Program and the Stock Purchase Program shall be limited to Employees (including Officers or Directors), non-employee Directors (other than individuals at the time serving as members of the Primary Committee) and Consultants (including employees of Consultants). Non-employee Directors serving as members of the Primary Committee shall, NOT, during such period of service, be eligible to participate in the Discretionary Option Grant Program or the Stock Purchase Program. However, each non-employee Director serving on the Primary Committee and each of the other non-employee Directors shall be eligible to receive automatic Option grants pursuant to the provisions of Article Four.


                                          9.

                                     ARTICLE TWO

                          DISCRETIONARY OPTION GRANT PROGRAM

         1.    TERMS AND CONDITIONS OF OPTIONS.

         1.1 OPTION AGREEMENTS. Discretionary Option grants made by the Committee pursuant to this Article Two shall be evidenced by written stock option agreements ("Option Agreements") in such form as the Primary Committee shall from time to time determine. The Option Agreements shall comply with and be subject to the terms and conditions set forth below. Except as the Committee authorizing the grant may otherwise determine, any Option granted under this Article Two shall cease to be effective unless the Optionee returns a duly-executed Option Agreement to the Company within sixty (60) days after such agreement is sent to the Optionee. Waiver of the 60-day return requirement with respect to one or more Optionees shall not constitute a waiver with respect to any other Optionee. To the extent an Option is granted to a person who is not an Employee, non-employee Director or Consultant at the time of grant, such grant shall not become effective until such person becomes an Employee, Director or Consultant and shall terminate in the event such person does not become an Employee, Director or Consultant within the time period specified by the Committee authorizing the grant.

         1.2   MINIMUM SERVICE PERIOD.  Except as otherwise specified in
Section 1.8 of this Article Two, no Option granted under this Article Two shall become exercisable unless and until the Optionee renders services as an Employee, non-employee Board member or Consultant for the minimum period which the Committee authorizing the grant specifies in the Option Agreement, but such Option Agreement shall not impose upon the Company or its Subsidiaries any obligation to retain the Optionee as an Employee, non-employee Board member or Consultant for any period of specific duration. No Option granted to an Officer of Director under this Article Two shall become exercisable in whole or in part during the first six (6) months following the Grant Date of such Option.

         1.3 NUMBER OF SHARES. Each Option shall state the number of Shares to which it pertains (the "Option Shares") and shall provide for the adjustment thereof in accordance with the provisions of Section 4.4 of Article One.

         1.4 EXERCISE PRICE. The following provisions shall be in effect for establishing the Exercise Price for each granted Option:

              (i) The Exercise Price shall not be less than the Fair Market Value of the Option Shares on the Grant Date (or on such other date as may be required by law if the Option is intended to be an Incentive Stock Option) and shall be set forth in the Option Agreement.


                                         10.

              (ii) If any Optionee is on the Grant Date a 10% Stockholder, then the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Option Shares on the Grant Date.

         1.5 LIMITATION ON EXERCISABILITY. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Options granted to any Optionee under this Article Two (or any other option plan of the Company or its parent or Subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Optionee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted.

         1.6 PAYMENT. The Purchase Price shall become immediately due upon exercise of the Option and shall be payable in one of the following forms:

              (i)  full payment in cash or cash equivalents;

              (ii) full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the date of exercise;

              (iii) full payment through a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the date of exercise and cash or cash equivalents;

              (iv) in the discretion of the Committee authorizing the grant, pursuant to a Note executed by the Optionee, provided such individual is an Employee;

              (v) on a partly-paid basis in accordance with the applicable provisions of Delaware law; or

              (vi) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and to remit to the Company out of the sale proceeds available on the settlement date, an amount equal to the Purchase Price payable for the purchased Shares plus all applicable Federal and State income and employment taxes and (II) shall provide written


                                         11.

    directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

         The interest rate and other terms and conditions of any Note or partly-paid issuance shall be determined by the authorizing Committee in its sole discretion; PROVIDED, however, that such Note shall be a full-recourse obligation of the Optionee and shall not have a maximum term in excess of five
(5) years. The Note shall bear interest at the minimum rate required by the Federal tax laws to avoid the imputation of interest income to the Company and compensation income to the Optionee. The Company may require the Optionee to pledge to the Company any or all of the Shares acquired upon exercise of the Option as security for payment of the Note and execute an assignment separate from certificate with respect to the pledged Shares. The Company (or a pledgeholder selected by it) may retain possession of the stock certificate(s) representing the pledged Shares and the assignment separate from certificate in order to perfect such security interest.

         1.7 TERM AND NON-TRANSFERABILITY. Each Option shall state the time or times when it is to become exercisable for the Option Shares. No Option shall be exercisable after the expiration of ten (10) years from the Grant Date, and no Option granted to a 10% Stockholder shall have a term in excess of five
(5) years from the Grant Date. During the lifetime of the Optionee, the Option, together with any stock appreciation rights pertaining to such Option, shall be exercisable only by the Optionee and shall not be assignable or transferable.
In the event of the Optionee's death, neither the Option nor any stock appreciations rights pertaining to such Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution.

         1.8   ACCELERATION OF VESTING/STOCK APPRECIATION RIGHTS.

         (a) Provided (i) a period of six (6) months shall have elapsed from the Grant Date of the Option and (ii) the Optionee is at the time of exercise an active Consultant, Employee or Director, then such Optionee shall have the right (without regard to the normal vesting schedule set forth in the Option Agreement) to exercise such Option in whole or in part for fully-vested Shares:

              (i) Within thirty (30) days following the consummation of any transaction approved by the stockholders of the Company in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Company;

              (ii) Within thirty (30) days following the first date on which there is a change in the composition of the Board effected through one or more contested elections for Board membership such that less than two thirds of the individual members of the Board (determined by rounding up to the


                                         12.

    next whole number) is comprised of individuals who: (A) were Directors of the Company on a date three (3) years prior to the date of such change or
    (B) were elected or nominated for election as such Directors during the intervening three (3)-year period by affirmative vote of at least a majority of those Directors described in clause (A) above who were still in office as of the date the Board approved such election or nomination;

              (iii) Within thirty (30) days after any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) or any related group of persons (other than such a group that includes the Company) acquires beneficial ownership of (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer that the Board does not recommend the stockholders to accept or (B) 50% or more of the outstanding Common Stock in a single transaction or in a series of related transactions; and

              (iv) Within the thirty (30)-day period ending with the effective date of any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation (except for a transaction the principal purpose of which is to change the State of the Company's incorporation), but not earlier than the date on which any required stockholder approval is obtained.

         If the accelerated Option is not exercised during the applicable 30-day period described in subparagraph (i) or (iv) above, then such Option shall terminate at the close of business on the last day of such 30-day period, unless such Option is assumed by the successor corporation or its parent. Should an outstanding Option not qualify for acceleration under subparagraph (i) or (iv), then such Option shall be subject to adjustment under Section 3.1 of this Article Two, to the extent such Option is to continue in effect after the subparagraph (i) or (iv) transaction. The Primary Committee shall have full power and authority to extend (either at the time of the Option grant or at any time prior to the acceleration event) the period of time for which the Option is to remain exercisable following the occurrence of any acceleration event described in subparagraph (i) through (iii) above from the thirty (30)-day period specified in such subparagraph to such greater period of time as the Primary Committee shall deem appropriate.

         (b) In the sole discretion of the Primary Committee, a stock appreciation right ("SAR") may be granted in connection with all or any part of an Option granted under this Article Two, either at the time of such Option grant or at any time thereafter during the term of the Option. The SAR shall give the Optionee the right to surrender all or part of the Option subject to the SAR during any of the 30-day periods described in subparagraphs (i) through
(iv) of paragraph (a) above (PROVIDED AND ONLY IF a period of at least six (6) months shall have elapsed from the Grant Date of such Option) and thereby to obtain payment in cash from the Company of an amount equal to the difference obtained by subtracting the aggregate Exercise Price of the Option Shares subject to the portion of


                                         13.

the Option surrendered from the Fair Market Value of such Option Shares on the date of such surrender. In the case of an SAR exercised during either of the 30-day periods described in subparagraphs (i) and (iv) of paragraph (a) above, "Fair Market Value" shall be deemed to be equal to the GREATER of (A) the value of the consideration per share that the Optionee would have received in connection with the subparagraph (i) or (iv) transaction as a stockholder of the Company if he/she had exercised the Option (or part thereof) prior to the consummation of such transaction or (B) the Fair Market Value determined in good faith by the Primary Committee (as composed on the day preceding the date of consummation of the subparagraph (i) or (iv) transaction), taking into consideration all relevant facts and circumstances. When an SAR is exercised, the underlying Option, to the extent surrendered, shall no longer be exercisable. An SAR may only be exercised when the Fair Market Value of the underlying Option Shares exceeds the Exercise Price payable for such shares.
For purposes of Section 4 of Article One of the Plan, the exercise of an SAR shall be deemed to be an exercise of the underlying Option, and the number of Shares subject to such Option shall not be available for subsequent Option or Purchase Right grants under the Plan.

         1.9   EMPLOYMENT TERMINATION (EXCEPT BY DEATH OR PERMANENT
DISABILITY). If an Optionee's Employment Termination occurs for any reason other than death or Permanent Disability, any outstanding Option held by such Optionee under this Article Two shall not remain exercisable for more than a ninety (90)-day period following the date of such Employment Termination; PROVIDED, however that under no circumstances shall such Option be exercisable after the specified expiration date of the option term. During such limited exercise period, the Option may not be exercised for more than that number of vested Shares (if any) for which the Option is exercisable at the time of the Optionee's Employment Termination. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the Option shall terminate and cease to be exercisable. In the case of an Optionee who is an Employee, no Employment Termination shall occur while such Employee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee authorizing the grant). The foregoing notwithstanding, in the case of an Incentive Stock Option, Employment Termination shall be deemed to have occurred on the ninetieth (90th) day after the Employee ceases active Employee status, unless the Employee's reemployment rights are guaranteed by statute or contract.

         1.10 DEATH OR PERMANENT DISABILITY OF OPTIONEE. If an Optionee's Employment Termination occurs by reason of death or Permanent Disability, then any Option held by such Optionee under this Article Two may be exercised, for up to that number of vested Shares (if any) for which the Option is exercisable on the date of such Employment Termination, at any time prior to the EARLIER of (i) twelve months (or such shorter period as the Committee may have specified in the Option Agreement) after the date of the Optionee's death or Permanent Disability or (ii) the specified expiration date of the option term. In the case of the Optionee's death, the exercise may be made by the executors or administrators of the Optionee's estate or by any person or persons who have


                                         14.

acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that the Option has not previously been exercised.

         1.11 CONDITIONS ON EXERCISE. An Option shall be exercisable at such time or times as the Committee authorizing the grant shall specify in the Option Agreement and the Shares acquired upon exercise of the Option shall be subject to such restrictions (including repurchase rights of the Company or first refusal restrictions) as the Committee may specify in such Option Agreement or any related stock purchase agreement.

         1.12  STOCKHOLDER RIGHTS.  An Optionee (or a transferee of an
Optionee) shall have no stockholder rights with respect to any Shares covered by the Option until such individual shall have exercised the Option, paid the Purchase Price and been issued a stock certificate for the purchased Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as may otherwise be provided in Section 4.4 of Article One.

         1.13 MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of the Plan, the Primary Committee may, without the consent of the Optionees, modify, extend or renew one or more outstanding Options or cancel outstanding Options (to the extent not previously exercised), whether or not in exchange for the grant of new Options in substitution therefor.

         1.14 METHOD OF EXERCISE. Subject to all of the provisions hereof, an Option may be exercised from time to time in whole or in part (to the extent exercisable) by delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is being exercised. The notice shall specify the address to which stock certificates for the purchased Shares should be mailed and shall be accompanied by payment of the Purchase Price (unless the sale and remittance procedure of clause (vi) of Section 1.6 of this Article Two is utilized in connection with the Option exercise) and any documents required pursuant to the last paragraph of such Section 1.6. Within a reasonable time after receipt of such written notice and payment, the Company shall cause the stock certificates for the purchased Shares to be delivered to or on behalf of the Optionee.

         1.15 OTHER PROVISIONS. The Option Agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan as the Committee authorizing the grant shall deem advisable.

         2.    CANCELLATION AND NEW GRANT OF OPTION.

         2.1 The Primary Committee shall have the authority to effect, at any time and from time to time, the cancellation of any or all outstanding Options under this Article Two and to grant in substitution therefor new Options under this Article Two covering the same or different numbers of shares of Common Stock but with an Exercise Price not less


                                         15.

than one hundred percent (100%) of the Fair Market Value of the Option Shares on the new Grant Date (or, in the case of a 10% Stockholder, not less than one hundred ten percent (110%) of such Fair Market Value).

         3.    SPECIAL ADJUSTMENTS.

         3.1 TRANSACTIONS. Subject to the acceleration and termination provisions of Section 1.8(a) of this Article Two and any required stockholder action, should the Company be a party to any merger or consolidation, each continuing or assumed Option under this Article Two shall pertain and apply to the securities which a holder of the number of Shares subject to the Option would have been entitled to receive in consummation of such merger or consolidation, with such appropriate adjustment in the Exercise Price as may be determined by the Primary Committee. Appropriate adjustments shall also be made to (i) the maximum number and kind of securities which may be issued pursuant to this Article Two and (ii) the maximum number and kind of securities for which any one person may be granted Options, separately exercisable stock appreciation rights and direct Share issuances per calendar year under the Plan. Upon the dissolution or liquidation of the Company, each outstanding Option under this Article Two shall, subject to the acceleration provisions of Section 1.8(a) of this Article Two, terminate on the effective date of such dissolution or liquidation.

         3.2   LIMITATION.

         (a) To the extent that the foregoing adjustments of this Section 3 relate to securities of the Company, such adjustments shall be made by the Primary Committee, whose determination shall be conclusive and binding on all persons. Except as expressly provided in Section 4.4 of Article One and Section
1.8 of this Article Two:

              (i) the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation; and

              (ii) no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or Exercise Price subject to an outstanding Option.

         (b) The grant of an Option pursuant to this Article Two shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


                                         16.

         4.    SPECIAL POWERS.

         4.1 ACCELERATION. The Committee granting the Option shall have complete discretion, exercisable either at the time the Option grant is made under this Article Two or at any time while the Option remains outstanding, to provide that the Option shall, within the limited period following the Optionee's Employment Termination during which the Option is to remain exercisable in accordance with the applicable provisions of Section 1.9 or 1.10 of this Article Two, be exercisable not only with respect to the number of Option Shares for which it is exercisable at the time of such Employment Termination but also with respect to one or more subsequent installments of Option Shares for which the Option would otherwise have become exercisable had the Optionee's Employment Termination not occurred.

         4.2   EXTENSION OF EXERCISE PERIOD.      The Committee granting the
Option shall have full power and authority to extend the period of time for which the Option is to remain exercisable following the Optionee's Employment Termination from the applicable period specified in Section 1.9 or 1.10 of this Article Two to such greater period of time as the Committee shall deem appropriate; PROVIDED, however, that in no event shall such Option be exercisable after the specified expiration date of the option term.


                                         17.

                                    ARTICLE THREE

                                STOCK PURCHASE PROGRAM

         1.    ELIGIBILITY; SALE OF STOCK.

         1.1 ELIGIBILITY. The applicable Committee under Section 5.1 of Article One shall select the Participants to receive Purchase Rights under this Article Three from eligible Employees, non-employee Directors or individuals who may become Employees, non-employee Directors or Consultants. Only the Primary Committee shall have the authority to grant Purchase Rights to individuals who are at the time either Officers or Directors. Any Purchase Rights granted to an individual who is not an Employee, non-employee Director or Consultant at the time of grant shall be conditioned upon such individual's becoming an Employee, Director or Consultant, and any and all Shares purchased pursuant to such grant shall be subject to the Company's Right of Repurchase in the event such individual does not become such an Employee, Director or Consultant within the time period designated for such by the Committee authorizing the grant.

         Each Committee authorized pursuant to the provisions of the Plan to grant Purchase Rights hereunder shall, within the scope of its authority, have complete discretion (subject to the express provisions of the Plan) to select the Participants who are to receive such grants, establish the number of Shares purchasable by each Participant and the terms and conditions of the Purchase Agreement applicable to such purchase (including any vesting schedule to be in effect for the Shares) and determine all other matters relating to the Shares issuable pursuant to the grant.

         The Purchase Right, together with any other derivative security issued under this Article Three, shall be exercisable only by the Participant to whom issued and shall not be assignable or transferable.

         1.2 PURCHASE AGREEMENT. Each purchase of Shares under the Plan shall be effected pursuant to a Purchase Agreement incorporating the terms and conditions of this Article Three. Each Purchase Agreement shall be signed by the Participant purchasing the Shares and by an officer of the Company (other than the Participant) on behalf of the Company, and shall contain any provisions not in conflict with the Plan that the Committee authorizing the grant deems appropriate, including (without limitation) restrictions on the purchased Shares in addition to those specified in the Plan. The Purchase Agreement must be signed by the Participant and returned to the Company within thirty (30) days after the Grant Date of the Purchase Right, unless the Committee effecting such grant authorizes a longer period for the execution of the Purchase Agreement.

         1.3 PURCHASE PRICE. The Purchase Price for Shares issuable under this Article Three shall be not less than the Fair Market Value of such Shares on the Grant Date.


                                         18.

         2.    PAYMENT FOR SHARES.

         2.1 CONSIDERATION. The Purchase Price for Shares issued under this Article Three may be paid in cash, in shares of Common Stock valued at Fair Market Value and held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes or, in the case of an Employee, through the Participant's execution, issuance and delivery of a Note made payable to the order of the Company. Shares may also be sold to Employees, non-employee Directors or Consultants for cash on a partly-paid basis in accordance with the applicable provisions of Delaware law.

         2.2 PROMISSORY NOTE. The interest rate and other terms and conditions of each Note delivered in payment of the Purchase Price shall be as determined by the Committee authorizing the grant; PROVIDED, however, that such Note shall be a full-recourse obligation of the Participant and shall be payable in full not later than five (5) years after the Grant Date. The Note shall bear interest at a rate not less than the minimum rate required by the Federal tax laws in order to avoid the imputation of interest income to the Company and compensation income to the Participant. The Company may require that a Participant pledge his/her Shares to the Company for the purpose of securing payment of the Note (and may also require the Participant to execute in blank an assignment separate from certificate with respect to the pledged Shares), and the Company (or its designee) may retain possession of the stock certificates representing such pledged Shares (and such assignment separate from certificate) in order to perfect the Company's security interest.

         3.    PURCHASE PROCEDURE.

         3.1 GRANT AND EXERCISE. Promptly after the Grant Date, the Company shall notify the Participant of the Purchase Right granted to him/her. The notice shall specify the number of Shares purchasable under such Purchase Right, the Purchase Price payable for such Shares and the proposed terms and conditions of the Purchase Agreement relating to such Shares (including the applicable vesting schedule, if any). Unless within thirty (30) days after receipt of such notice (or such additional time as the Committee authorizing the grant may determine) the Participant shall both have accepted the terms and conditions of the Purchase Right and have executed and returned to the Company the documentation (including the applicable Purchase Agreement) required by the Company to effect such purchase, the Purchase Right shall terminate and cease to be exercisable. The Purchase Right may be exercised by the Participant to whom it was granted only if he/she is at the time of exercise an Employee, non-employee Director or Consultant or has at such time agreed in writing to become an Employee, non-employee Director or Consultant.


                                         19.

         4.    RIGHT OF REPURCHASE.

         4.1   VESTING PROVISIONS.

         (a) The Shares issued to the Participant shall, at the option of the Committee authorizing the grant, be subject to a right (but not obligation) of repurchase by the Company (the "Right of Repurchase") exercisable for any unvested Shares held by the Participant at the time of his/her Employment Termination. The percentage of purchased Shares in which the Participant is vested at the time of his/her Employment Termination shall be determined in accordance with the following vesting schedule (or such other longer or shorter vesting schedule as the Committee authorizing the grant may specify in the Purchase Agreement):

              (i) If such Employment Termination occurs during the initial twelve-month period following the Grant Date of the Purchase Right for such Shares, the Participant shall not be vested in any of the Shares and the Right of Repurchase shall apply to 100 percent of the Shares.

              (ii) If such Employment Termination occurs during the second twelve-month period following such Grant Date, the Participant shall be vested in 20 percent of the Shares and the Right of Repurchase shall apply to 80 percent of the Shares.

              (iii) If such Employment Termination occurs during the third twelve-month period following such Grant Date, the Participant shall be vested in 40 percent of the Shares and the Right of Repurchase shall apply to 60 percent of the Shares.

              (iv) If such Employment Termination occurs during the fourth twelve-month period following such Grant Date, the Participant shall be vested in 60 percent of the Shares and the Right of Repurchase shall apply to 40 percent of the Shares.

              (v) If such Employment Termination occurs during the fifth twelve-month period following such Grant Date, the Participant shall be vested in 80 percent of the Shares and the Right of Repurchase shall apply to 20 percent of the Shares.

              (vi) If such Employment Termination occurs more than 60 months after the Grant Date of the Purchase Right for the Shares, the Participant shall be vested in all the Shares, and the Company shall have no right to repurchase any of those Shares pursuant to this Section 4.1.


                                         20.

         The Repurchase Price payable by the Company for any Shares so repurchased shall be determined in accordance with the provisions of Section 4.3 of this Article Three.

         (b) The foregoing provisions of subparagraph (a) notwithstanding, if a period of at least six (6) months shall have elapsed after the Grant Date of the Purchase Right for the particular Shares held by the Participant, then the Right of Repurchase shall automatically lapse with respect to, and the Participant shall immediately vest in, those Shares upon the occurrence of any of the following events, provided the Participant is at the time of the applicable event an active Employee, Consultant or Director:

              (i) The consummation of any transaction approved by the stockholders of the Company in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Company;

              (ii) The first date on which there is a change in the composition of the Board effected through one or more contested elections for Board membership such that less than two-thirds of the individual members of the Board (determined by rounding up to the next whole number) is comprised of individuals who: (A) were Directors of the Company on a date three (3) years prior to the date of such change and (B) were elected or nominated for election as such Directors during the intervening three (3)-year period by affirmative vote of at least a majority of those Directors described in clause (A) above who were still in office as of the date the Board approved such election or nomination;

              (iii)The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) or any related group of persons (other than such a group that includes the Company) of beneficial ownership of (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer that the Board does not recommend the stockholders to accept or (B) 50% or more of the outstanding Common Stock in a single transaction or in a series of related transactions; and

              (iv) The effective date of any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation (except for a transaction the principal purpose of which is to change the State of the Company's incorporation), but not earlier than the date on which any required stockholder approval is obtained.

         (c) The Company's rights under this Section 4.1 shall be freely assignable, in whole or in part.


                                         21.

         4.2 REPURCHASE PROCEDURE. Should the Participant's Employment Termination occur at a time when one or more of his/her Shares are subject to the Right of Repurchase under Section 4.1 above, then such Participant shall immediately endorse and deliver to the Company the stock certificates representing the Shares subject to such right. The Company shall have a one-year period following such Employment Termination in which to decide whether to repurchase such Shares pursuant to the Right of Repurchase. To the extent the Company elects to repurchase the Shares, the Company shall (within such one-year period) notify the Participant in writing and concurrently pay to such Participant, pursuant to the provisions of Section 4.3 below, the total Repurchase Price for the Shares to be repurchased. If, at the time the Shares are sold to the Participant, the Company requires the Participant to pledge the Shares and execute in blank an assignment separate from certificate with respect thereto, then the Company may exercise the Right of Repurchase, without any further action on the part of the Participant, by sending written notice of the repurchase to the pledge holder and effecting the payment of the Repurchase Price, in accordance with the Section 4.3 procedure below, within the applicable one-year exercise period. If the Company does not elect to repurchase the Shares, the Company shall, within thirty (30) days after the expiration of the one-year exercise period, so advise the Participant in writing and return the stock certificate or certificates for the Shares to the Participant. The Company's failure to give any written notice of its decision under this Section
4.2 within the applicable one-year exercise period shall be deemed to be an election by the Company to exercise the Right of Repurchase, at the end of such one-year period, with respect to all Shares subject to such right at the time of the Participant's Employment Termination, and payment of the Repurchase Price for such shares shall be made to the Participant within thirty (30) days after the expiration of such one-year period.

         4.3 REPURCHASE PRICE. The Repurchase Price for any Shares purchased pursuant to Section 4 of this Article Three shall be the LESSER of A or B, where A equals the Purchase Price paid for the Shares and B equals the greater of the Fair Market Value of the Shares on the date of Employment Termination or their Fair Market Value on the date the Company elects to exercise the Right of Repurchase. If, at the time of repurchase, any Notes are outstanding which represent any portion of the Purchase Price paid for the Shares, the Repurchase Price shall be paid first by cancellation of any obligation for accrued but unpaid interest under such Notes, next by cancellation of the principal balance outstanding under such Notes, and finally by payment of cash.

         4.4 BINDING EFFECT. Except to the extent such right is to lapse in connection with an event specified in Section 4.1(b) of this Article Three, the Company's Right of Repurchase shall inure to the benefit of the successors and assigns of the Company and shall be binding upon any representative, executor, administrator, heir, legatee or other successor of the Participant.

         4.5 RESTRICTIVE LEGEND. The Company may also place legends on the stock certificates for the Shares which evidence the Company's Right of Repurchase contained in


                                         22.

this Section 4 and the restrictions on the sale, transfer, assignment or pledge of the Shares (other than a pledge of the Shares as security for the Note) while subject to such Right of Repurchase.


                                         23.

                                     ARTICLE FOUR

                            AUTOMATIC OPTION GRANT PROGRAM

         1.    ELIGIBILITY

         1.1 ELIGIBLE OPTIONEES. The eligibility provisions of the Automatic Option Grant Program have been revised, effective with the 1996 Annual Stockholders Meeting, to allow non-employee Directors to participate, whether or not they have previously been in Employee status. Accordingly, the individuals eligible to receive an automatic Option grant pursuant to the revised provisions of this Article Four shall be limited to the following:

              (i) Each individual who is elected or reelected as a non-employee Board member at any Annual Stockholders Meeting beginning with the 1996 Annual Meeting; and

              (ii) Each individual who is first appointed or elected as a non-employee Board member at any time after the 1996 Annual Meeting but other than at an Annual Stockholders Meeting.

         An individual who satisfies the criteria of clause (i) or (ii) above shall be designated an Eligible Board Member for purposes of this Article Four.

         The maximum number of Shares which any Eligible Board Member may acquire pursuant to automatic Option grants under this Article Four shall not exceed 15,000 shares of Common Stock, subject to periodic adjustment under
Section 4.4 of Article One.

         1.2 LIMITATION. Except for the Option grants to be made pursuant to the provisions of this Automatic Option Grant Program and any other grants or issuances otherwise permitted without loss of disinterested person status under SEC Rule 16b-3(c)(2)(i) under the 1934 Act, non-employee Directors serving as members of the Primary Committee shall NOT, during such period of service, be eligible to receive any additional Option grants or Share issuances under this Plan or any other stock plan of the Company or its Subsidiary corporations.

         2.    TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

         2.1 GRANT DATE. On the date of each Annual Stockholders Meeting, beginning with the 1996 Annual Meeting, each individual who is at such time elected or reelected as an Eligible Board Member shall automatically be granted, on the date of such Annual Stockholders Meeting, a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock upon the terms and conditions of this Article Four. Should an individual first be appointed or elected as an Eligible Board Member at any time after the 1996 Annual Meeting but other than at an Annual Stockholders Meeting, then such individual


                                         24.

shall automatically be granted, at the time of such initial election or appointment, a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock upon the terms and conditions of this Article Four; PROVIDED, however, that such individual shall not be eligible to receive his or her next automatic Option grant under this Article Four until the first Annual Stockholders Meeting which is at least six (6) months after the date of the initial automatic Option grant made to such individual. In no event, however, shall any Eligible Board Member be granted Options under this Article Four which would allow such individual to purchase more than 15,000 shares of Common Stock in the aggregate under this Automatic Option Grant Program. Both the 5,000-share limitation per annual automatic Option grant to each Eligible Board Member and the 15,000-share limitation upon the number of shares of Common Stock purchasable in the aggregate per Eligible Board Member shall be subject to periodic adjustment pursuant to the applicable provisions of Section 4.4 of Article One.

         2.2 EXERCISE PRICE. The Exercise Price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

         2.3 PAYMENT. The Exercise Price shall become immediately due upon exercise of the Option and shall be payable in one of the alternative forms specified below:

              (i) full payment in cash or check made payable to the Company's order; or

             (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

            (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Company's order; or

             (iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and to remit to the Company out of the sale proceeds available on the settlement date, an amount equal to the aggregate Exercise Price payable for the purchased Shares and (II) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.


                                         25.

         The Exercise Date shall be the date on which written notice of the exercise of the Option is delivered to the Company. Except to the extent the sale and remittance procedure of clause (iv) above is utilized in connection with such exercise of the Option, payment of the Exercise Price for the purchased Shares must accompany the exercise notice.

         2.4 OPTION TERM. Each granted Option under this Article Four shall have a maximum term of ten (10) years measured from the automatic grant date.

         2.5 EXERCISABILITY. The Option shall become exercisable for the Option Shares in a series of three (3) successive equal annual installments upon the Optionee's completion of each year of Board service over the three (3)-year measured from the automatic grant date.

         2.6 NON-TRANSFERABILITY. During the lifetime of the Optionee, the Option, together with any stock appreciation rights pertaining to such Option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, except for a transfer of the Option by will or by the laws of descent and distribution following the Optionee's death.

         2.7   EFFECT OF TERMINATION OF BOARD SERVICE.

         (a) Should the Optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic Option grants under this Automatic Option Grant Program, then such Optionee shall have up to a six (6) month period following the date of such cessation of Board service in which to exercise each such Option for any or all of the shares of Common Stock for which the Option is exercisable at the time Board service ceases.

         (b) Should the Optionee die while holding one or more outstanding automatic Option grants under this Automatic Option Grant Program, then each such Option may subsequently be exercised, for any or all of the shares of Common Stock for which the Option is exercisable at the time of the Optionee's cessation of Board service, by the personal representative of the optionee's estate or by the person or persons to whom the Option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve (12) months after the date of the Optionee's death.

         (c) In no event shall any Option granted under this Automatic Option Grant Program remain exercisable after the specified expiration date of the ten
(10)-year option term. Upon the expiration of the applicable exercise period specified in subparagraphs (a) and (b) above or (if earlier) upon the expiration of the ten (10) year option term, such Option shall terminate and cease to be exercisable.


                                         26.

         2.8 STOCKHOLDER RIGHTS. The holder of an automatic Option grant under this Automatic Option Grant Program shall have none of the rights of a stockholder with respect to any Shares covered by such Option until such individual shall have exercised the Option, paid the Exercise Price and been issued a stock certificate for the purchased Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as may otherwise be provided in Section 4.3 of Article One.

         2.9 REMAINING TERMS. The remaining terms and conditions of each automatic Option grant shall be as set forth in the prototype Nonstatutory Stock Option Agreement attached as Exhibit A to the restated Plan.

         3.    CHANGE IN CONTROL

         3.1   ACCELERATION OF VESTING.

         (a) Each automatic Option grant which has been outstanding under this Automatic Option Grant Program for a period of at least six (6) months and which is not otherwise at the time fully exercisable for all the Option Shares shall automatically accelerate in full immediately prior to the specified effective date for any Change in Control event identified below and shall thereupon become exercisable for any or all of the Shares at the time subject to such Option.

         (b) For purposes of this Automatic Option Grant Program, a Change in Control shall be deemed to occur upon:

              (i) the consummation of any transaction approved by the stockholders of the Company in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Company;

              (ii) the first date on which there is a change in the composition of the Board effected through one or more contested elections for Board membership such that less than two thirds of the individual members of the Board (determined by rounding up to the next whole number) is comprised of individuals who: (A) were Directors of the Company on a date three (3) years prior to the date of such change or (B) were elected or nominated for election as such Directors during the intervening three (3)-year period by affirmative vote of at least a majority of those Directors described in clause (A) above who were still in office as of the date the Board approved such election or nomination;


                                         27.

            (iii) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) or any related group of persons (other than such a group that includes the Company) of beneficial ownership of (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer that the Board does not recommend the stockholders to accept or (B) 50% or more of the outstanding Common Stock in a single transaction or in a series of related transactions; or

             (iv) any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation (except for a transaction the principal purpose of which is to change the State of the Company's incorporation), but not earlier than the date on which any required stockholder approval is obtained.

         Each accelerated Option under this Section 3.1 shall, except to the extent assumed by the successor entity, terminate on the effective date of the subparagraph (i) or (iv) Change in Control event or thirty (30) days after the occurrence of the subparagraph (ii) or (iii) Change in Control event (other than a subparagraph (iii) Change in Control triggering the immediate cancellation of the Option under Section 3.2(a)) and shall thereupon cease to be exercisable. Options which do not qualify for acceleration upon the occurrence of a subparagraph (i) or (iv) Change in Control event shall be subject to adjustment under Section 5.1 of this Article Four, to the extent they continue in effect or are assumed in connection with that Change in Control event.

         (c) The automatic Option grants outstanding under this Automatic Option Grant Program shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         3.2   STOCK APPRECIATION RIGHT

         (a) Each Option granted under this Automatic Option Grant Program shall include a limited stock appreciation right exercisable in accordance with the following terms and conditions:

               PRE-JUNE 4, 1992 GRANTS. Upon the consummation of a Change in Control event of the type specified in subparagraph (iii) of Section 3.1(a) of this Article Four, each Eligible Board Member holding at the time one or more automatic Options granted under this Automatic Option Grant Program prior to June 4, 1992 shall have a thirty (30)-day period immediately following such Change in Control event to surrender each such Option to the Company in return for an appreciation distribution from the Company in an amount equal to the excess of (i) the Change in Control Price of the shares of Common Stock at the time subject to the surrendered Option over (ii) the aggregate


                                         28.

Exercise Price payable for such Shares. For purposes of such appreciation distribution, the Change in Control Price per share shall be deemed to be equal to the GREATER of (a) the Fair Market Value per share on the date of the Option surrender or (b) the highest reported price per share paid in effecting such Change in Control event.

               POST-JUNE 3, 1992 GRANTS. Upon the consummation of a Change in Control event of the type specified in clause (A) of subparagraph (iii) of
Section 3.1(a) of this Article Four, each automatic Option granted under this Automatic Option Grant Program on or after June 4, 1992 and outstanding for a period of at least six (6) months shall, to the extent such Option is at the time held by an Eligible Board Member, be automatically cancelled, and such Eligible Board Member shall in return receive an appreciation distribution from the Company in an amount equal to the excess of (i) the Change in Control Price of the shares of Common Stock at the time subject to the cancelled Option over
(ii) the aggregate Exercise Price payable for such Shares. For purposes of such appreciation distribution, the Change in Control Price per share shall be deemed to be equal to the GREATER of (a) the Fair Market Value per share on the date of the Option cancellation or (b) the highest reported price per share paid by the tender offeror in effecting the hostile Change in Control. In no event, however, shall any Option be cancelled pursuant to the foregoing provisions of this subparagraph, unless more than fifty percent (50%) of the Common Stock which is acquired in such hostile Change in Control is purchased from persons other than officers or directors of the Company subject to Section 16(b) of the 1934 Act.

         (b) All appreciation distributions under this Section 3.2 shall be made entirely in cash, and neither the approval of the Primary Committee or the Board shall be required in connection with the option surrender or option cancellation and the resulting cash distribution. The shares of Common Stock subject to each surrendered or cancelled Option shall NOT be available for subsequent issuance under this Plan.

         4.    AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

         4.1 LIMITED AMENDMENTS. The provisions of this Automatic Option Grant Program, together with the outstanding option grants under such program, may not be amended more than once every six (6) months other than to comply with applicable Federal income tax laws and regulations.

         5.    SPECIAL ADJUSTMENTS.

         5.1 TRANSACTIONS. Subject to the acceleration and termination provisions of Section 3.1(a) of this Article Four, should the Company be a party to any merger or consolidation, each continuing or assumed Option under this Article Four shall pertain and apply to the securities which a holder of the number of Shares subject to the Option would have been entitled to receive in consummation of such merger or consolidation, with such appropriate adjustment in the Exercise Price as may be necessary to preclude the dilution


                                         29.

or enlargement of benefits thereunder. Appropriate adjustments shall also be made to the aggregate number and kind of securities which may subsequently be issued pursuant to this Article Four. Upon the dissolution or liquidation of the Company, each outstanding Option under this Article Four shall, subject to the acceleration provisions of Section 3.1(a) of this Article Four, terminate on the effective date of such dissolution or liquidation.


                                         30.

                                     ARTICLE FIVE

                                    MISCELLANEOUS

         1.    REQUIREMENTS OF LAW.

         1.1 LEGALITY OF ISSUANCE. The Company shall not be required to grant any Option or Purchase Right under the Plan or to issue or sell Shares upon the exercise of any such Option or Purchase Right and shall not have any liability for its failure to do so if, in the opinion of the Company and the Company's counsel, such grant, issuance or sale could reasonably constitute a violation by the Company of any provision of law, including (without limitation) any provision of the 1933 Act or any State securities law.

         1.2 RESTRICTIONS ON TRANSFER; REPRESENTATIONS OF PARTICIPANT. Regardless of whether the grant of Options or Purchase Rights and the sale of Shares pursuant thereto have been registered under the 1933 Act or have been registered or qualified under the securities laws of any State, the Company may impose restrictions upon the sale, pledge or other transfer of the granted Options or Purchase Rights or the issued Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the 1933 Act, the securities laws of any State, or any other law. In the event that the grant of Options or Purchase Rights or the sale of Shares is not registered under the 1933 Act, but an exemption is available which requires an investment representation or other representations, each Optionee and/or Participant will be required to represent that the granted Option or Purchase Right or the Shares issued pursuant thereto are being acquired for investment and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and the Company's counsel. Stock certificates evidencing any Shares acquired pursuant to an unregistered transaction shall, unless the Company otherwise determines, bear a restrictive legend to the following effect and such other restrictive legends as are required or deemed advisable under the provisions of any applicable laws:

    "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE 'Act'). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

         Any determination by the Company and the Company's counsel in connection with any of the matters set forth in this Section 1.2 shall be final and binding on all persons.


                                         31.

         1.3 REGISTRATION OR QUALIFICATION OF SECURITIES. The Company may, but shall not be obligated to, register, perfect an exemption for, or qualify the grant of Options or Purchase Rights and the issuance of Shares under the 1933 Act or any other applicable law, or list the Shares on any securities exchange. The Company shall not be obligated to take any affirmative action in order to cause the grant of Options or Purchase Rights or the issuance and sale of Shares pursuant thereto to comply with any securities laws.

         1.4 EXCHANGE OF CERTIFICATES. If, in the opinion of the Company and the Company's counsel, any legend placed on a stock certificate representing Shares is no longer required, the holder of such certificate shall be entitled to exchange the certificate for a certificate representing the like number of Shares lacking the legend.

         2.    TAX WITHHOLDING.

         2.1 WITHHOLDING REQUIREMENTS. The Company's obligation to deliver Shares upon the exercise or surrender of Options or SARs under Article Two or Article Four or upon the sale or vesting of Shares under Article Three shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

         2.2 WITHHOLDING OF SHARES. The Primary Committee may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3 or any successor rule or regulation) provide any or all Optionees or Participants with the election to have the Company withhold, from the Shares purchased pursuant to Articles Two and Three of the Plan, a portion of such Shares with an aggregate Fair Market Value equal to the designated percentage (any multiple of 5% specified by the Optionee or Participant) of the Federal and State income and employment taxes ("Taxes") incurred in connection with the acquisition or subsequent vesting of such Shares. In lieu of such direct withholding, one or more Optionees or Participants may also be granted the right to deliver already outstanding shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares of Common Stock shall be valued at the Fair Market Value on the applicable determination date for such Taxes.

         3.    AMENDMENT OR TERMINATION OF THE PLAN.

         3.1 AMENDMENT. The Board may from time to time, amend or modify the Plan; PROVIDED, however that any such amendment shall not adversely affect rights and obligations with respect to Options, Purchase Rights or unvested Shares at the time outstanding under the Plan and any amendment to the Automatic Option Grant Program shall be in compliance with the limitation of Section 4.1 of Article Four. In addition, no such revision or amendment shall:


                                         32.

         (a) Increase the maximum number of Shares issuable in the aggregate under this Plan, except for permissible adjustments under Section 4.4 of Article One, Section 3.1 of Article Two and Section 5.1 of Article Four;

         (b) Increase the maximum number of Shares for which any one person may be granted Options, separately exercisable stock appreciation rights and Share issuances per calendar year under this Plan, except for permissible adjustments under Section 4.4 of Article One, Section 3.1 of Article Two and
Section 5.1 of Article Four;

         (c)   Decrease the authority of the Primary Committee;

         (d) Materially modify the eligibility requirements for the grant of Options or Purchase Rights under the Plan;

         (e) Materially increase the benefits accruing to Optionees or Participants under the Plan; or

         (f)   Amend this Section 3.1 to defeat its purpose.

         3.2   TERMINATION.  This Plan shall terminate on December 31, 1999.
No Options or Purchase Rights shall be granted after that date, but any Options or Purchase Rights outstanding on that date shall not be affected by such termination.

         4.    EMPLOYMENT RIGHTS.

         The fact that a person is eligible for or receives an Option or Purchase Right under Article Two or Three of the Plan shall not affect the right of the Company or any Subsidiary (as applicable) to terminate such person's relationship with the Company or such Subsidiary as an Employee or Consultant, which right is hereby reserved, nor the right of the stockholders of the Company or any Subsidiary (as applicable) to terminate such person's relationship to the Company or such Subsidiary as a Director.

         5.    APPLICATION OF FUNDS.

         Any cash proceeds received by the Company from the sale of Common Stock under the Plan will be used for general corporate purposes.

         6.    EFFECTIVE DATE.

         (a) This Plan was originally established on April 16, 1990 as the successor to each of the Predecessor Plans. The provisions of the Plan in effect on such date were, however, to apply only to Options or Purchase Rights granted under the Plan from and after


                                         33.

such date. Each Option or Purchase Right issued and outstanding under any of the Predecessor Plans immediately prior to the original April 16, 1990 effective date of this Plan are to continue to be governed by the terms and conditions of that Predecessor Plan (and the respective instrument evidencing each such Option or Purchase Right) as in effect on the date such Option or Purchase Right was previously granted, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holder of such Option or Purchase Right with respect to the acquisition of Shares thereunder.

         (b) The Board amended and restated the Plan effective May 1, 1991 to include the Automatic Option Grant Program, and the stockholders approved such restatement on June 25, 1991. The Board further amended the Plan effective June 4, 1992 to (i) maintain the Plan in compliance with the applicable requirements of SEC Rule 16b-3, as amended May 1, 1991, under the 1934 Act and (ii) authorize the sale and remittance procedure for the exercise of outstanding Options. Such sale and remittance procedure shall be available for all Options granted under the Plan from and after June 4, 1992 and for all Nonstatutory Stock Options exercised under the Plan on or after May 1, 1991. The Primary Committee may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Stock Option shares effected on or after May 1, 1991, whether or not the Option was granted on or before such date.

         (c) On July 14, 1993, the Board restated the Plan to increase the number of shares issuable thereunder by 1,000,000 shares, and such increase was approved by the stockholders at the 1993 Annual Meeting.

         (d) On June 8, 1995, the Board amended the provisions of the Plan to extend the eligibility provisions of the Discretionary Option Grant and Stock Purchase Programs to permit non-employee Directors (other than those individuals at the time serving as members of the Primary Committee) to receive Option grants and direct Share issuances under those program. Such amendment is subject to stockholder approval at the 1996 Annual Meeting, and any Option grants made to non-employee Directors under the amended Discretionary Option Grant Program shall not become exercisable in whole or in part unless such stockholder approval is obtained. If such stockholder approval is not obtained, then such Option grants shall immediately terminate without ever becoming exercisable for any of the option shares. On March 26, 1996, the Board amended and restated the Plan in order to effect the following changes: (i) increase the number of shares issuable thereunder by an additional 500,000 shares, (ii) limit the maximum number of shares of Common Stock for which any one person may be granted Options, separately exercisable stock appreciation rights and direct Share issuances per calendar year and (iii) allow non-employee Directors to participate in the Automatic Option Grant Program, whether or not they have previously been in Employee status. The changes to the Plan effected by the 1996 restatement are subject to stockholder approval at the 1996 Annual Meeting. Any Options or Purchase Rights granted on the basis of the 500,000-share increase included within the 1996 restatement shall not become exercisable in whole or in part unless and until such stockholder approval is obtained. If such stockholder approval


                                         34.

is not obtained, then such Options and Purchase Rights shall immediately terminate without ever becoming exercisable for any of the Shares subject to those Options or Purchase Rights. Those Options (together with any SARs) and Purchase Rights granted under the restated Plan which are NOT based on such share increase shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing such Options and Purchase Rights, whether or not the requisite stockholder approval is obtained. Subject to the foregoing limitations, each Committee may grant Options and Purchase Rights under the Plan at any time before the date fixed herein for termination of the Plan.

         7.    APPLICABLE LAW.

         The provisions of the Plan relating to the exercise of Options and Purchase Rights granted hereunder and any subsequent vesting of the issued Shares shall be subject to and construed under the laws of the State of Utah without resort to that state's conflict-of-laws rules.


                                         35.

                              OEC MEDICAL SYSTEMS, INC.

                               1993 EMPLOYEE INCENTIVE

                                STOCK ACQUISITION PLAN

                        (AS AMENDED EFFECTIVE MARCH 26, 1996)


    SECTION 1.  PURPOSE.

         The Plan has been established to provide Eligible Employees with an opportunity to increase their proprietary interest in the Company's success by purchasing Stock directly from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code. The Plan is the successor to the Company's Employee Incentive Stock Acquisition Plan (the "Original Plan") which was terminated on June 30, 1993, and no further shares of Stock will be issuable under the Original Plan.

    SECTION 2.  DURATION; PARTICIPATION PERIODS; SHARES AUTHORIZED.

         The Plan shall be in effect from January 1, 1994 to December 31, 2002. While the Plan is in effect, there shall be eighteen (18) Participation Periods of six months each commencing on January 1 and July 1 of each calendar year.
The maximum number of shares of Stock available for purchase over the term of the Plan shall be 275,000 shares, subject to adjustment as provided in Section
11. Such share reserve is comprised of (i) the 175,000 shares originally reserved for issuance under the Plan plus (ii) an additional increase of 100,000 shares authorized by the Board on March 26, 1996, subject to stockholder approval at the 1996 Annual Stockholders Meeting.

    SECTION 3.  ADMINISTRATION.

         The Plan shall be administered by the Committee, which shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan. No member of the Board or of the Committee shall be liable to any Eligible Employee, or to any person whose rights derive from an Eligible Employee, for any act or omission made in good faith.

    SECTION 4.  ELIGIBILITY AND PARTICIPATION.

         (a) Each Eligible Employee may elect to become a Participant in the Plan for a Participation Period by executing the enrollment form prescribed for such purpose by the Committee. The enrollment form shall be filed with the Company not later than the 10th working day prior to the commencement of the Participation Period. The Eligible Employee shall designate on the enrollment form the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock, which shall be a whole percentage of the Eligible Employee's Compensation, but not less than two percent (2%) nor more than twenty percent (20%).

         (b) By enrolling in the Plan, a Participant is given the right to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant's Compensation which has been withheld during the Participation Period; PROVIDED, however, that with respect to any Participation Period, no Participant shall purchase more than a maximum of 2,000 shares of Stock nor shares of Stock in excess of the amounts set forth in Section 12.

    SECTION 5.  EMPLOYEE CONTRIBUTIONS.

         A Participant shall purchase shares of Stock by means of payroll deductions. Payroll deductions as designated by the Participant pursuant to
Section 4(a) shall commence with the first payroll period in the Participation Period and shall continue in each subsequent payroll period during participation in the Plan. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company not later than the 10th working day prior to the commencement of the Participation Period for which such change is to be effective.

    SECTION 6.  PLAN ACCOUNTS; PURCHASE OF SHARES.

         (a) The Company shall maintain a Plan Account on its books in the name of each Participant. As of the close of each payroll period in a Participation Period, the amount deducted from the Participant's Compensation shall be credited to the Participant's Plan Account. No interest shall be credited to Plan Accounts.

         (b) As of the last day of each Participation Period, the Participant is deemed to have elected to purchase the number of whole shares of Stock calculated in accord with this Subsection (b), unless the Participant has previously elected to withdraw from the Plan in accord with Section 8. The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of whole shares which results (subject to the limitations described in Section 4(b) and Subsection (c) below) shall be purchased from the Company with the funds in the Participant's Plan Account. Share certificates representing


                                          2.

the number of shares of Stock so purchased shall be issued and delivered to the Participant as soon as reasonably practicable after the close of the Participation Period.

         (c) In the event that the aggregate number of shares which all Participants elect to purchase during the Participation Period exceeds the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares which such Participant has elected to purchase and the denominator of which is the number of shares which all Participants have elected to purchase.

         (d) Any amount remaining in the Participant's Plan Account which represents the Purchase Price for a fractional share shall be carried over in the Participant's Plan Account to the next Participation Period. Any amount remaining in the Participant's Plan Account which represents the Purchase Price for whole shares which could not be purchased under Section 4(b) or Subsection
(c) above shall be refunded to the Participant in cash, without interest.

    SECTION 7.  PURCHASE PRICE.

         The Purchase Price for each share of Stock shall be the LESSER of (a) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day before the commencement of the Participation Period, or (b) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day in the Participation Period.

    SECTION 8.  WITHDRAWAL FROM THE PLAN.

         A Participant may elect to withdraw from the Plan at any time before the last day of a Participation Period by filing the prescribed form with the Company, and payroll deductions shall cease as soon as reasonably practicable thereafter. Within 45 days after the close of such Participation Period, the amount credited to the Plan Account of any Participant who has withdrawn from the Plan shall be refunded to him or her in cash, without interest.
A Participant who has withdrawn from the Plan shall not be a Participant in future Participation Periods, unless he or she again enrolls under Section 4.

    SECTION 9.  EFFECT OF TERMINATION OF EMPLOYMENT.

         Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under
Section 8. Such withdrawal shall be deemed to occur as of the date when employment terminates. A transfer from one Participating Company to another shall not be treated as a termination of employment.


                                          3.

    SECTION 10.  RIGHTS NOT TRANSFERABLE.

         The rights of any participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by will or the laws or descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under
Section 8.

    SECTION 11.  RECAPITALIZATIONS, ETC.

         (a) The class and maximum number of securities offered under the Plan, the class and maximum number of securities purchasable per Participant during any one Participation Period and the class and number of securities and the Purchase Price per share in effect under each outstanding purchase right under the Plan shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares, the payment of a stock dividend, or any recapitalization or other increase or decrease in such shares effected without receipt or payment of consideration by the Company. The foregoing notwithstanding, no adjustment shall be made if it would cause the Plan to fail to meet the requirements of Section 423 of the Code.

         (b) In the event of a dissolution or liquidation of the Company, or a merger, consolidation or reorganization to which the Company is a constituent corporation, the Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which have been paid toward the Purchase Price of Stock hereunder shall be refunded without interest. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

    SECTION 12.  LIMITATION ON STOCK OWNERSHIP.

         Any other provision hereof to the contrary notwithstanding, the following limitations on acquisition of shares of Stock shall apply:

         (a) No Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company (or any parent or Subsidiary of the Company). For purposes of this Section 12(a), each Participant shall be considered to own any stock


                                          4.

which he or she has a right or option to purchase under this or any other plan, and each Participant shall be considered to have the right to purchase 2,000 shares of Stock under this Plan with respect to each Participation Period.

         (b) No Participant shall be granted a right to purchase Stock under the Plan if such Participant's rights to purchase stock under this and all other qualified employee stock purchase plans of the Company or any parent or Subsidiary of the Company would accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time when such right is granted) for each calendar year for which such right is outstanding at any time. Ownership of stock shall be determined after applying the attribution rules of
Section 424(d) of the Code. For purposes of this Section 12(b), the right to acquire Stock under each purchase right shall accrue as and when the purchase right first becomes exercisable on the last day of the Participation Period for which such right is granted.

    SECTION 13.  NO RIGHTS AS AN EMPLOYEE.

         Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company or to affect the right of the Participating Company to terminate the employment of any person at any time, with or without cause.

    SECTION 14.  NO RIGHTS AS A SHAREHOLDER.

         A Participant shall have no rights as a shareholder with respect to any shares of Stock which he or she may have a right to purchase under the Plan until shares are actually purchased on the Participant's behalf in accordance with Section 6.


    SECTION 15.  AMENDMENT OR DISCONTINUANCE.

         The Board shall have the right to amend, modify or terminate the Plan at any time and without notice, provided that no change in the class of employees eligible to participate in the Plan or the benefits accruing to Participants under the Plan and, except as provided in Section 11, no increase in the aggregate number of shares of Stock to be issued under the Plan or the maximum number of shares of Stock purchasable per Participant during any one Participation Period shall be effective, unless approved by the vote of the stockholders of the Company in the manner provided in Section 16.

    SECTION 16.  SHAREHOLDER APPROVAL.

         The Plan and all elections to purchase shares hereunder shall be void, and all amounts which have been paid toward the Purchase Price of Stock hereunder shall be


                                          5.

refunded without interest, unless the Plan is approved and ratified by the holders of a majority of the Company's outstanding shares within 12 months before or after the date when the Plan is adopted by the Board. The provisions of Section 6 notwithstanding, no stock certificates shall be issued to any Participant until the Plan has been approved and ratified in the above manner.

         The Plan was amended by the Board on March 26, 1996 in order to increase the reserve of Stock available for issuance under the Plan by an additional 100,000 shares. Such increase is subject to stockholder approval at the 1996 Annual Stockholders Meeting, and no shares of Stock shall be issued under the Plan on the basis of that increase unless and until such stockholder approval is obtained.

    SECTION 17.  DEFINITIONS.

         (a)  "Board" means the Board of Directors of the Company.

         (b)  "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Committee" means the committee of two or more non-employee Board members appointed from time to time by the Board to administer the Plan, as provided in Section 3(b).

         (d) "Company" means OEC Medical Systems, Inc., a Delaware corporation which is the successor to Diasonics, Inc.

         (e) "Compensation" means the aggregate cash compensation paid to a Participant by the Participating Companies, including cash bonuses, commissions, shift differentials, overtime and similar cash payments, but excluding income recognized in connection with the exercise of stock options and other noncash items, all as determined by the Committee.

         (f)  "Eligible Employee"  means any employee of a Participating
Company.

         (g) "Fair Market Value" shall mean the market price of Stock, determined by the Committee as follows:

              (i) If Stock is traded on the over-the-counter market on the date in question but is not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date.


                                          6.

              (ii) If Stock is traded over-the-counter on the date in question and is classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted on the Nasdaq National Market for such date.

              (iii) If Stock is traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transaction report for such date.

              (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deemed appropriate.

         In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

         (h) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(a).

         (i) "Participating Company" means the Company and such present or future Subsidiaries as the Board shall designate.

         (j) "Participation Period" means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 2.

         (k) "Plan" means this OEC Medical Systems, Inc. 1993 Employee Incentive Stock Acquisition Plan.

         (l) "Plan Account" means the account established for each Participant pursuant to Section 6.

         (m) "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7.

         (n) "Stock" means the Common Stock of the Company, par value $0.01 per share.

         (o) "Subsidiary" means a corporation 50 percent or more of the total combined voting power of all classes of stock of which is owned, directly or indirectly, by the Company.


                                          7.

                           OEC MEDICAL SYSTEMS, INC.
                     ANNUAL MEETING OF STOCKHOLDERS BALLOT
                               JUNE 11, 1996

The undersigned hereby votes the number of shares which he or she is entitled to vote as follows:
                            DIRECTOR'S PROPOSALS
Election of Directors
FOR The election of each of the persons named below as a director of the Corporation (cross out the names of any persons as to whom vote is withheld):
DO NOT VOTE:
Gregory K. Hinckley   Benno P. Lotz   Allan W. May   Ruediger Naumann-Etienne
Chase N. Peterson

Amendment to the 1990 Stock Option/Stock Purchase Plan
FOR
AGAINST
ABSTAIN
                        THE FOLLOWING RESOLUTION:

RESOLVED: That the 1990 Stock Option/Stock Purchase Plan be amended to (i) increase the number of shares of the Company's common stock authorized for issuance under the Plan by an additional 500,000 shares, (ii) allow non employee Board members to receive discretionary option grants and stock awards under the Plan, (iii) allow non-employee Board members to participate in the Automatic Option Grant Program, whether or not they have previously been in the Company's employ, and (iv) impose a limit on the maximum number of shares of the Company's common stock any one participant in the 1990 Plan may receive per calendar year.

Amendment to the 1993 Employee Incentive Stock Acquisition Plan
FOR
AGAINST
ABSTAIN
                        THE FOLLOWING RESOLUTION:

RESOLVED: That the 1993 Employee Incentive Stock Acquisition Plan be amended to increase the number of shares of Company's common stock authorized for issuance under such Plan by an additional 100,000 shares.

Selection of Auditors
FOR
AGAINST
ABSTAIN
                        THE FOLLOWING RESOLUTION:

RESOLVED: That the selection by the Board of Directors of Deloitte & Touche LLP as auditors for the Corporation for the year Ending December 31, 1996 be ratified.

_______________________________________________________________________________
                             FOLD AND DETACH HERE

                                                       Please mark
                                                       your votes as
                                                       indicated in
                                                       this example       X


                                   FOR all nominees    WITHHOLD AUTHORITY
                                   listed at left      to vote for all nominees
                                                       listed at left

1. BALLOT for the election of the following named persons as directors of the Corporation to hold office until the next Annual Meeting of Stockholders and until their respective successors shall be elected and shall qualify:

   NOMINEE
   Gregory K. Hinckley
   Benno P. Lotz
   Allan W. May
   Ruediger Naumann-Etienne
   Chase N. Peterson

                                                      FOR  AGAINST  ABSTAIN
2. BALLOT to approve an amendment to the 1990 Stock Option/Stock Purchase Plan to (i) increase the number of shares of the Company's common stock authorized for issuance under the 1990 plan by an additional 500,000 shares and (ii) allow non-employee Board members to receive discretionary option grants and stock awards under the 1990 plan, (iii) allow non-employee Board members to participate in the Automatic Option Grant Program, whether of not they have previously been in the Company's employ, and (iv) impose a limit on the maximum number of shares of the Company's common stock any one participant in the Plan may receive per calendar year.

3. BALLOT to approve an amendment to the 1993 Employee Incentive Stock Acquisition Plan to increase the number of shares of the Company's common stock authorized for issuance under such Plan by an additional 100,000 shares.

4. BALLOT to ratify the appointment of Deloitte &Touche LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 1996.

                                       OEC Medical Systems, Inc.
                                       Proxy Committee

                                       Allan W. May
                                       V.P./Secretary

                                       ________________________________________
                                       Number of Shares:

                                       ________________________________________
                                       Signature

                                       ________________________________________
                                       Name (please print)

_______________________________________________________________________________
                            FOLD AND DETACH HERE